United States
Securities And Exchange Commission
Washington, D.C. 20549

Schedule 14A
(Rule 14a-101)

Information Required In Proxy Statement
Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                  Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OCZ Technology Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

October 15, 2010

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders on Monday, November 15, 2010 at 9:00 a.m.  The meeting will be held at OCZ’s principal executive offices, located at 6373 San Ignacio Avenue, San Jose, CA 95119.  The meeting will commence with a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders followed by presentations and a report on our operations.

The Notice of Annual Meeting of Stockholders and the Proxy Statement, which more fully describe the formal business to be conducted at the meeting, follow this letter.  A copy of our Annual Report to Stockholders is also enclosed for your information.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly.  After reading the proxy statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope provided.  Alternatively, you may vote your shares via a toll-free telephone number or over the Internet.  Instructions regarding all three methods of voting are provided on the proxy card. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person.  If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely yours,

Ryan M. Petersen
President and
Chief Executive Officer

Notice Of 2010 Annual Meeting Of Stockholders

To Be Held November 15, 2010

The 2010 annual meeting of stockholders of OCZ Technology Group, Inc., a Delaware corporation, will be held on Monday, November 15, 2010 at 9:00 a.m., local time, at OCZ’s principal executive offices located at 6373 San Ignacio Avenue, San Jose, CA 95119, for the following purposes:

1.      To elect Ryan M. Petersen and Adam J. Epstein as Class I directors, each to hold office for a three-year term and until their respective successors are elected and qualified.

2.      To approve an increase in the maximum aggregate number of shares that may be issued under our 2004 Stock Incentive Plan by 2,500,000 shares.

3.      To ratify the appointment of Crowe Horwath LLP as our independent auditors for the fiscal year ending February 28, 2011.

4.      To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Directors recommends a vote For Items 1, 2 and 3.  Stockholders of record at the close of business on September 17, 2010 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement.  For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 6373 San Ignacio Avenue, San Jose, CA 95119.

By order of the Board of Directors,

Arthur F. Knapp, Jr.
Corporate Secretary

October 15, 2010

Important:  Please vote your shares via telephone or the Internet, as described in the accompanying materials, to assure that your shares are represented at the meeting, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope.  If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

Important Notice Regarding The Availability Of Proxy Materials For The Annual Meeting Of Stockholders To Be Held On November 15, 2010:  Financial and other information concerning OCZ Technology Group, Inc. is contained in our Annual Report to Stockholders for the fiscal year ended February 28, 2010.  A complete set of proxy materials relating to our annual meeting is available on the Internet.  These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders, may be viewed at http://www.edocumentview.com/OCZ.

OCZ Technology Group, Inc.

6373 San Ignacio Avenue,
San Jose, CA 95119

Proxy Statement For The Annual Meeting Of Stockholders

We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of OCZ Technology Group, Inc., a Delaware corporation, of proxies to be used at our annual meeting of stockholders to be held on November 15, 2010 (the “2010 Annual Meeting”) or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  This proxy statement and related materials are first being mailed to stockholders on or about October 15, 2010.  References in this proxy statement to the “Company,” “we,” “our,” “us” and “OCZ” are to OCZ Technology Group, Inc. and to the “annual meeting” are to the 2010 Annual Meeting.  When we refer to the Company’s fiscal year, we mean the annual period ending on February 28, 2010.  This proxy statement covers our fiscal year 2010, which was from February 29, 2009 through February 28, 2010.

Solicitation And Voting

Record Date

Our Board of Directors has fixed the close of business on September 17, 2010 as the record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.  As of the record date, we had 26,622,436 shares of common stock outstanding and entitled to vote, held by approximately 133 stockholders of record.

Quorum/Vote Required

A majority of the shares of common stock issued and outstanding as of the record date must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the meeting.  Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.  If a quorum is present, the two nominees for director receiving the most votes will be elected as Class I directors.  The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and voting at the 2010 Annual Meeting is required to approve the ratification of the selection of our independent auditors and the approval of the increase in the number of shares that may be issued under the 2004 Stock Incentive Plan.  Abstentions will have no effect on the election of directors and will be counted as against votes with respect to any proposals other than the election of directors.  Broker non-votes are not counted (other than for quorum purposes) and will have no effect on the vote on any proposal.

Voting of Proxies

Holders of shares of common stock are entitled to cast one vote per share on all matters submitted to a vote of stockholders.  All shares of common stock represented by properly executed proxies received before or at the meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on the proxies.  If no instructions are indicated on a properly executed proxy card, the shares will be voted as the Board of Directors recommends on each proposal.

Stockholders whose shares are registered in their own names may vote (1) by returning a proxy card, (2) via the Internet or (3) by telephone.  Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth in the enclosed proxy card.  The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow the stockholders to vote his or her shares and confirm that his or her voting instructions have been properly recorded.  If you do not wish to vote via the Internet or telephone, please complete, sign and return the proxy card in the self-addressed, postage paid envelope provided.

Many banks and brokerage firms have a process for their beneficial owners to provide instructions over the telephone or via the Internet.  Your voting form from your broker or bank will contain instructions for voting.

If your shares are held in an account at a brokerage firm or bank, that brokerage firm or bank may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to Proposals 1 and 2 unless you provide instructions as to how to vote your shares.  If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of the proposals.  Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Time, on November 14, 2010.  Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the 2010 Annual Meeting.

A stockholder who delivers an executed proxy has the power to revoke his or her proxy at any time before it is exercised by (i) executing and delivering to the Corporate Secretary of OCZ, at 6373 San Ignacio Avenue, San Jose, CA 95119, a written instrument revoking the proxy or a duly executed proxy with a later date, or (ii) by attending the 2010 Annual Meeting and voting in person. Attendance at the meeting will not in and of itself constitute revocation of a proxy.  Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the annual meeting, the stockholder must bring to the 2010 Annual Meeting a letter from the broker, bank or other nominee confirming such stockholder’s beneficial ownership of the shares.

Solicitation of Proxies

We will bear the cost of soliciting proxies.  In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing.  Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by our officers, directors and employees.  No additional compensation will be paid to officers, directors or employees for such solicitation.

Proposal No. 1

Election Of Directors

We have a classified Board of Directors (the “Board”) consisting of two Class I directors, two Class II directors and one Class III director.  At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

The terms of the respective Class I directors will expire on the date of the upcoming annual meeting.  Accordingly, two individuals will be elected to serve as Class I directors of the Board at the 2010 Annual Meeting.  Management’s nominees for election by the stockholders to these positions are the current Class I members of the Board, namely, Adam J. Epstein and Ryan M. Petersen.  If elected, each nominee will serve as a director until our annual meeting of stockholders in 2013 and until their respective successors are elected and qualified.  If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.  The proxies cannot vote for more than two persons.

If a quorum is present, the two nominees for Class I directors receiving the highest number of votes will be elected as Class I directors.  Abstentions will have no effect on the vote.

The Board recommends a vote “For” the nominees named above.

The following table sets forth as of September 30, 2010 information regarding our directors, including the nominees for Class I directors to be elected at this meeting.

Name	Position(s) with OCZ	Age	Director Since

Class I Directors Nominated for Election at the 2010 Annual Meeting of Stockholders:

Adam J. Epstein(1)	Director	44	2010

Ryan M. Petersen	President, Chief Executive Officer and Director	35	2002

Class II Directors Whose Terms Expire at the 2011 Annual Meeting of Stockholders:

Kerry T. Smith(2)	Chief Financial Officer, Corporate Secretary and Director	48	2009

Richard L. Hunter(3)	Director	57	2010

Class III Directors Whose Terms Expire at the 2012 Annual Meeting of Stockholders:

Russell J. Knittel(4)	Director	60	2010

(1)	Member of Audit and Compensation Committees and Chairman of Nominating and Governance Committee.

(2)
Mr. Smith resigned as our Chief Financial Officer, Corporate Secretary and Director on October 6, 2010 and we appointed Arthur F. Knapp, Jr. to serve as interim Chief Financial Officer while we search for a permanent replacement.

(3)	Member of Audit and Nominating and Governance Committees and Chairman of Compensation Committee.

(4)	Member of Compensation Committees and Nominating and Governance and Chairman of Audit Committee.

Ryan M. Petersen has served as Chief Executive Officer and a member of our Board since founding OCZ in 2002.  Mr. Petersen is the inventor or co-inventor of much of our proprietary technology.  As our longest standing director, Mr. Petersen provides continuity to the Board in addition to a deep understanding of the strategic and operational issues we face.  In particular, he contributes expertise in business operations, sales and marketing and product development.  Our Board has concluded that Mr. Petersen should serve as a director based on his experience and insight as one of our founders and as our Chief Executive Officer.

Adam J. Epstein is the founding principal of Third Creek Advisors, LLC (“TCA”), which acts as a special advisor to boards of small-cap companies in connection with corporate finance and capital market issues since January 2010.   From 2003 to 2009, Mr. Epstein was a co-founder and principal at Enable Capital Management, LLC, an investment firm that provides growth financing to publicly-traded companies.  Mr. Epstein previously held managerial roles with Enable Capital, LLC, Surge Components, Inc., Superus Holdings, Inc.,1 MailEncrypt, Inc., Tickets.com, Inc., and Achilles’ Wheels, Inc.  Mr. Epstein started his career as an attorney at the law firm of Brobeck, Phleger & Harrison.  He received a bachelor’s degree, cum laude, from Vassar College, and a J.D. from Boston University.  Our Board has concluded that Mr. Epstein should serve as a director and member of our audit and compensation committees and as chairman of our nominating and governance committee based upon his experience with public company financings, capital markets, corporate management and his prior knowledge of our company as one of our investors.

Kerry T. Smith served as our Chief Financial Officer and a member of our Board from March 2009 until October 6, 2010, when Mr. Smith tendered his resignation as our Chief Financial Officer, Corporate Secretary and Director.  We appointed Arthur F. Knapp, Jr. to serve as interim Chief Financial Officer while we search for a permanent replacement.  Mr. Smith joined us in January 2009 as our Executive Vice President, Corporate Development and General Counsel.  Mr. Smith previously was a corporate and securities partner with the international law firm of DLA Piper (US) LLP from January 2006 until December 2008.  From April 2002 until January 2006, he was a corporate and securities partner with Pillsbury Winthrop Shaw and Pitman LLP.  Mr. Smith also spent several years in public accounting and holds a CPA certificate (inactive).  He is licensed to practice law in California and Illinois.  Mr. Smith holds a B.S. in Accountancy from the University of Illinois, Urbana-Champaign and a J.D. from Loyola University School of Law.  Prior to his resignation from the Board, our Board concluded that Mr. Smith should serve as a director based upon his ability to offer the perspective of a practicing attorney and his public accounting experience.  Mr. Smith’s background brought knowledge of the legal and accounting frameworks in which public companies operate.

Richard L. Hunter has been a partner with Daylight Partners, a venture capital firm since 2008.  From 1998 to 2008, Mr. Hunter was with Dell, Inc., a computer manufacturer and services company, where he most recently served as Vice President of Consumer Technical Support and Customer Service and was responsible for managing over 14,000 customer service agents.  For seven years, Mr. Hunter led Dell’s Americas manufacturing operations.  Mr. Hunter previously served in managerial roles with Matco Electronics, Texas Instruments, Incorporated, Ericcson/General Electric, Ryan Homes, Exide Electronics and General Electric Company.  Mr. Hunter received a bachelor’s degree in mechanical engineering from Georgia Tech.  Our Board has concluded that Mr. Hunter should serve as a director, member of our audit and nominating and governance committees, and as chairman of our compensation committee based upon his experience as a corporate executive and corporate management and his knowledge of the technology and customer service sectors.

Russell J. Knittel has served as Executive Vice President of Synaptics, Inc. since July 2007 and Chief Financial Officer, Secretary, and Treasurer from November 2001 until September 2009.  Mr. Knittel also served as Senior Vice President from November 2001 until July 2007 and as the Vice President of Administration and Finance, Chief Financial Officer, and Secretary from April 2000 through October 2001.  Synaptics, based in Santa Clara, California, is a leading worldwide developer and supplier of custom designed human interface solutions that enable people to interact more easily and intuitively with a wide range of mobile computing, communications, entertainment, and other electronic devices. Synaptics stock is publicly-traded on the Nasdaq Global Select Market. Since June 2009, Mr. Knittel has also served on the board of MarineMax, Inc.  Mr. Knittel holds a Bachelor of Arts degree in accounting from California State University and an MBA from San Jose State University.  Our Board has concluded that Mr. Knittel should serve as a director, member of our compensation and nominating and governance committees, and as chairman of our audit committee based upon his public company accounting experience and his experience as a corporate executive of a publicly-traded company.

1 Mr. Epstein served as the Chief Executive Officer of Superus Holdings, Inc., a private company formed for the purpose of merging other entities therein (“Superus”).  The contemplated mergers were never effectuated, and Superus filed for bankruptcy within 12 months after Mr. Epstein resigned as the Chief Executive Officer.

Corporate Governance

Director Independence

The Board has determined that, other than Ryan M. Petersen, our Chief Executive Officer, and Kerry T. Smith, our former Chief Financial Officer, each of the current members of the Board is “independent” in accordance with the applicable SEC rules and listing standards of the Nasdaq Capital Market as currently in effect.

In determining whether or not a director or director nominee is independent, OCZ uses the standards for director independence pursuant to Nasdaq Capital Market listing standards.  Our Board concluded that Messrs. Adam J. Epstein, Richard L. Hunter and Russell J. Knittel, all of whom are current non-employee directors, are independent directors under Nasdaq Capital Market rules.

The independent directors meet in executive sessions without the presence of the non-independent directors or members of our management each time the Board holds its regularly scheduled meetings.

Meetings of the Board of Directors and Committees

The Board held four meetings during the fiscal year ended February 28, 2010.  The Board has three standing committees:  an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.  We became a public reporting company during the last quarter of our fiscal year ended February 28, 2010.  During the last quarter of our last fiscal year, each of our then serving directors attended at least 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served during that period. Our Board may, from time to time, establish other committees.  The composition and responsibilities of each committee are described below.  Members serve on these committees until their resignation or until otherwise determined by our Board.

The following table sets forth the three standing committees of our Board and the current members of each such committee:

Name of Director	Audit	Compensation	Nominating and Governance

Ryan M. Petersen

Adam J. Epstein	Member	Member	Chairman

Richard L. Hunter	Member	Chairman	Member

Russell J. Knittel	Chairman	Member	Member

Audit Committee

The Audit Committee oversees our corporate accounting and financial reporting process and assists the Board in monitoring our financial systems and our legal regulatory compliance.  The current members of the Audit Committee are Messrs. Adam J. Epstein, Richard L. Hunter and Russell J. Knittel, all of whom were appointed as members of our Board after our fiscal year ended February 28, 2010.  Each of the members of the Audit Committee is independent for purposes of the Nasdaq Capital Market listing standards as they apply to audit committee members and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.  The Board has determined that Mr. Knittel qualifies as an audit committee financial expert under the rules of the Securities and Exchange Commission (the “SEC”).  The functions of the Audit Committee include retaining and discharging our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies, reviewing the results of our annual audits, our quarterly financial statements and our publicly filed reports and prepare our Audit Committee Report if required by any government agency.  As stated above, we became a public reporting company during the last quarter of our fiscal year ended February 28, 2010 and became a Nasdaq listed company effective during the first quarter of our fiscal year ended February 28, 2011.  As such, we were not subject to the Nasdaq Capital Markets listing rules and specifically, the audit committee composition rules.  During the fiscal year ended February 28, 2010, the Audit Committee had only one member and therefore, did not hold any official meetings during the fiscal year ended February 28, 2010.  Going forward, the Audit Committee will hold regular meetings during the fiscal year ended February 28, 2011.

Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 3.

Compensation Committee

Our Compensation Committee reviews and recommends policy relating to compensation and benefits of our officers and directors, administers our stock option and benefit plans and reviews general policy relating to compensation and benefits.  The current members of the Compensation Committee are Messrs. Adam J. Epstein, Richard L. Hunter and Russell J. Knittel.  Each of the members of the Compensation Committee is independent for purposes of the Nasdaq Capital Market listing standards.  The Compensation Committee sets the salary and bonus earned by the Chief Executive Officer, reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, reviews and approves salary and bonus levels for other executive officers and approves stock option grants to executive officers, reviews and evaluates, at least annually, the performance of the Compensation Committee and its members and prepares the Compensation Committee report if required by any government agency.  As referenced above, we became a public reporting company during the last quarter of our fiscal year ended February 28, 2010 and became a Nasdaq listed company effective during the first quarter of our fiscal year ended February 28, 2011.  As such, we were not subject to the Nasdaq Capital Markets listing rules and specifically, the compensation committee composition rules.  During the fiscal year ended February 28, 2010, the Compensation Committee had only one member and therefore, did not hold any official meetings during the fiscal year ended February 28, 2010.  Going forward, the Compensation Committee will hold regular meetings during the fiscal year ended February 28, 2011.  The Company does not currently engage any consultant related to executive and/or director compensation matters.

Nominating and Governance Committee

The primary responsibilities of the Nominating and Governance Committee are to identify individuals qualified to become Board members, select, or recommend to the Board, director nominees for each election of directors, develop and recommend to the Board criteria for selecting qualified director candidates, consider committee member qualifications, appointment and removal, recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to us, and provide oversight in the evaluation of the Board and each committee.  The current members of the Nominating and Governance Committee are Messrs. Adam J. Epstein, Richard L. Hunter and Russell J. Knittel.  Each of the members of the Nominating and Governance Committee is independent for purposes of the Nasdaq Capital Market listing standards.  The Nominating and Governance Committee considers qualified candidates for appointment and nomination for election to the board of directors and makes recommendations concerning such candidates, determines criteria for selecting new directors, considers any nominations of director candidates validly made by our stockholders, reviews and makes recommendations to the Board concerning Board and committee compensation, develops corporate governance principles for recommendation to the board of directors, in consultation with the Audit Committee, considers and presents to the Board for adoption a Code of Conduct and Business Ethics applicable to all employees, officers and directors, reviews, at least annually our compliance with The Nasdaq Capital Market corporate governance listing requirements, assists the Board in developing criteria for the evaluation of Board and committee performance, evaluates the committee’s own performance on an annual basis, if requested by the Board, assists the Board in its evaluation of the performance of the Board and each committee of the Board, reviews and recommends to the Board changes to our bylaws, as needed and develops orientation materials for new directors and corporate governance related continuing education for all Board members.  As referenced above, we became a public reporting company during the last quarter of our fiscal year ended February 28, 2010 and became a Nasdaq listed company effective during the first quarter of our fiscal year ended February 28, 2011.  As such, we were not subject to the Nasdaq Capital Markets listing rules and specifically, the nominating and governance committee composition rules.  During the fiscal year ended February 28, 2010, the Nominating and Governance Committee did not hold any meetings.  Going forward, the Nominating and Governance Committee will hold regular meetings during the fiscal year ended February 28, 2011.

Stockholder-Recommended Nominees

The Nominating and Governance Committee considers recommendations for director nominees that are properly submitted by stockholders.  The Nominating and Governance Committee evaluates each director nominee and reviews the qualifications and attributes of each such director nominee.  In order to be properly submitted, recommendations of director nominees must be timely sent to the Company’s principal executive offices located at 6373 San Ignacio Avenue, San Jose, CA 95119.  The recommendation must include the following written materials:  (i) the name and address, as they appear on the Company’s books, of the stockholder who intends to make the nomination and the names and addresses of the beneficial owners, if any, on whose behalf the nomination is being made and of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) the following information regarding the ownership interests of the stockholder or such other beneficial owner, which shall be supplemented in writing by the stockholder not later than 10 days after the record date for the meeting to disclose such interests as of the record date: (A) the class and number of shares of the Company that are owned beneficially and of record by the stockholder and such other beneficial owner; (B) any derivative instrument directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company; (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company; (D) any short interest in any security of the Company; (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company; (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household, (iv) a description of all arrangements or understandings between the stockholder or such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and such other beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (vi) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board, and (vii) the consent of each nominee to serve as a director of the Company if so elected.

If the director nominee is intended to be considered by the Nominating and Governance Committee for recommendation to the Board for the slate of directors to be voted on at the Company’s annual meeting of stockholders, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in the Company’s proxy statement for the subject annual meeting and such submission must also comply with the provisions for stockholder proposals set forth in the Company’s Bylaws.

Other Factors for Potential Consideration

In connection with its evaluation of prospective director nominees, the Nominating and Governance Committee also considers whether the prospective director nominee (i) promotes a diversity of business experience, skill and background; (ii) possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC and stock exchange rules; and (iii) complements or adds to the Board’s existing strengths.

Code of Ethics and Corporate Governance Materials

The Board has adopted a charter for each of the committees described above which are available on our website at http://ir.stockpr.com/ocztechnology/governance-documents.  The Board has also adopted a Code of Conduct and Business Ethics that applies to all of our employees, officers and directors.  The Code of Conduct and Business Ethics can be found on our website at http://ir.stockpr.com/ocztechnology/governance-documents.

Board Leadership Structure and Board’s Role in Risk Oversight

Currently, Mr. Ryan M. Petersen serves both as our Chief Executive Officer and Chairman of the Board.  The Board does not have a lead independent director.  The Board believes that Mr. Petersen’s service as both Chairman of the Board and Chief Executive Officer is in the best interests of the Company and its stockholders because Mr. Petersen possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most important matters.  The combined positions help to provide a unified leadership and direction for OCZ, enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and suppliers.  We believe that our current leadership structure enhances Mr. Petersen’s ability to provide insight and direction on important strategic initiatives simultaneously to both management and the independent directors.

We face a number of risks, including strategic, financial, business and legal.  Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management.  In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management process designed and implemented by management is appropriate and functioning as designed.

Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.  Our Board meets with our Chief Executive Officer and other senior management at our regularly scheduled Board meetings to discuss strategy and risks facing our Company.  Periodically, senior management delivers presentations to our Board or a Board committee regarding strategic matters and matters involving material risk.

While our Board is ultimately responsible for risk oversight, our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.  The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management.  The Audit Committee discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposure.  The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.  The Nominating and Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, and corporate governance.  While our Board committees are responsible for assisting the Board in evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through management and committee reports about such risks and steps taken to manage and mitigate them.

Stockholder Communication with the Board

Stockholders may communicate with OCZ’s Board through OCZ’s Corporate Secretary by writing to the following address:

Board of Directors, c/o Corporate Secretary
OCZ Technology Group, Inc.
6373 San Ignacio Avenue
San Jose, CA 95119

OCZ’s Corporate Secretary will forward all correspondence to the Board, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.  OCZ’s Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within OCZ for review and possible response.

Director Attendance at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules.  All directors are encouraged to attend our 2010 Annual Meeting.

Compensation Committee Interlocks and Insider Participation

Currently, no member of our Compensation Committee is or has been a current or former officer or employee of ours or had any related person transaction involving us.  None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers serviced as a director or member of our Compensation Committee during the fiscal year ended February 28, 2010.

Proposal No. 2

Approval Of Amendment To The
OCZ’s 2004 Stock Incentive Plan

At the 2010 Annual Meeting, the stockholders will be asked to approve an amendment to the OCZ’s 2004 Stock Incentive Plan (the “Stock Incentive Plan”) to increase by 2,500,000 the maximum number of shares of common stock that may be issued under the Stock Incentive Plan.  The Board believes that in order to successfully attract and retain the best possible candidates for positions of responsibility, OCZ must continue to offer a competitive equity incentive program.  As of September 30, 2010, only 1,522,636 shares remained available for the future grant of stock options under the Stock Incentive Plan, a number that the Board believes to be insufficient to meet OCZ’s anticipated needs.  Therefore, the Board has unanimously adopted, subject to stockholder approval, an amendment to Section 5.1 of the Plan to increase the maximum number of shares of common stock issuable under the Stock Incentive Plan by 2,500,000 shares to a total of 7,732,873 shares to ensure that OCZ will continue to have available a reasonable number of shares for its stock option program.

A copy of the Stock Incentive Plan, as amended, is attached as Exhibit A.

Summary of the Stock Incentive Plan

Purpose.  The purpose of the Stock Incentive Plan is to offer selected employees, directors and consultants the opportunity to acquire equity in OCZ through awards of options over common stock (which may constitute incentive stock options (an “ISO”) or non-statutory stock options (an “NSO”)) and the award or sale of common stock.  ISOs have a more favorable tax treatment under U.S. law for the optionee.  The award of options and the award or sale of common stock under the Stock Incentive Plan is intended to be exempt from the securities qualification requirements of the California Corporations Code.

Authorized Shares.  Currently, a maximum of 5,232,873 of the authorized but unissued or reacquired shares of common stock of OCZ may be issued under the Stock Incentive Plan.  Of this amount, as of September 30, 2010, a total of 893,836 shares had been issued upon the exercise of previously granted options and options to purchase 2,816,401 shares remained outstanding.  The Board has amended the Stock Incentive Plan, subject to stockholder approval, to increase the maximum number of shares that may be issued under the Stock Incentive Plan to 7,732,873.  In the event that any outstanding option or other right expires or is cancelled for any reason, the shares of common stock allocable to the unexercised portion of such option or other rights shall remain available for issuance pursuant to the Stock Incentive Plan.  If we reacquire a share of common stock previously issued under the Stock Incentive Plan pursuant to a forfeiture provision, a right of repurchase or a right of first refusal, then such share shall again become available for issuance under the Stock Incentive Plan.  However, no more than 2,816,401 shares, including shares that have been issued previously, will be available under the Stock Incentive Plan for issuance upon the exercise of outstanding options.

The closing price of our common stock as reported on the Nasdaq Capital Market on October 12, 2010 was $2.92 per share.

Administration.  The Stock Incentive Plan is administered by the Board.  However, the Board may delegate any or all administrative functions under the Stock Incentive Plan otherwise exercisable by the Board to one or more committees.  Subject to the provisions of the Stock Incentive Plan, the Board shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Stock Incentive Plan.

Eligibility.  All of our employees are eligible for the grant of ISOs.  Our employees, consultants and non-executive directors are eligible for the grant of NSOs or the award or sale of common stock.  As of September 30, 2010, OCZ had approximately 340 employees, including 5 executive officers, 5 directors and 17 consultants who were eligible under the Stock Incentive Plan.  While any eligible person may be granted nonstatutory stock options, only employees may be granted incentive stock options.

Restricted shares.  Each award or sale of shares of common stock under the Stock Incentive Plan (other than upon exercise of any option) shall be evidenced by a restricted share agreement between the recipient and OCZ.  Any right to acquire shares of common stock (other than an option) shall automatically expire if not exercised by the purchaser within 30 days after OCZ communicates a grant of such right to the purchaser.  Such right shall be nontransferable and shall be exercisable only by the purchaser to whom the right was granted.  The purchase price for common stock offered under the Stock Incentive Plan shall not be less than 85% of the fair market value of such common stock; provided, however, if the purchaser is a 10% stockholder, the purchase price shall not be less than 100% of the fair market value of such common stock.  Subject to this, the Board shall determine the amount of the purchase price in its sole discretion.

Common stock awarded or sold shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine.

To date, no restricted shares have been awarded under the Stock Incentive Plan.

Stock Options.  Each option grant under the Stock Incentive Plan shall be evidenced by a stock option agreement between us and the option holder.  The stock option agreement shall specify the number of shares of common stock that are subject to the option, provide for the adjustment of such number and whether the option is intended to be an ISO or an NSO.

The exercise price per share of an ISO shall not be less than 100% of the fair market value on the date of grant.  The exercise price per share of an NSO shall not be less than 85% of the fair market value of a share on the date of grant.  If the option holder is a 10% stockholder, the exercise price per share of any ISO or NSO must be at least 110% of the fair market value on the date of grant.  Subject to this, the exercise price under any option shall be determined by the Board in its sole discretion.

The term of an option shall in no event exceed 10 years from the date of grant.  The term of an ISO granted to a 10% stockholder shall not exceed 5 years from the date of grant.  Subject to this, the Board, in its sole discretion, shall determine when an option shall expire.

The date when all or any installment of the option is to become exercisable shall be specified in the stock option agreement; provided, however, that no option shall be exercisable unless the option holder has delivered to us an executed copy of the stock option agreement.  An option granted to an option holder who is not a consultant, officer or director shall be exercisable at the minimum rate of 20% per year for each of the first 5 years starting from the date of grant, subject to reasonable conditions such as continued service.  An option granted to an option holder who is a consultant or an officer or director shall be exercisable at any time during any period established by the Board, subject to reasonable conditions such as continued service.  Subject to the preceding conditions, the Board shall determine when all or any installment of an option is to become exercisable.  A stock option agreement may permit the option holder to exercise their option early, provided any unvested shares remain subject to our right of repurchase.

Common stock purchased upon exercise of options shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine.

During an option holder’s lifetime, his or her options shall be exercisable only by the option holder or by the option holder’s guardian or legal representative, and shall not be transferable other than by beneficiary designation, will, or the laws of descent and distribution.  If a stock option agreement so provides, an NSO may be transferred by the option holder to one or more family members or a trust established for the benefit of the option holder and/or one or more family members.

The option shall set forth the extent to which the option holder shall have the right to exercise the option following termination of the option holder’s service.  To the extent the option was vested and exercisable upon the option holder’s termination of service, the option holder will have the right to exercise the option for at least 30 days after termination of service that is due to any reason other than cause, death or disability, and for at least 6 months after termination of service that is due to death or disability (but in no event later than the expiration of the option term).  If the option holder’s service is terminated for cause, the stock option agreement may provide that the option holder’s right to exercise the option terminates immediately on the effective date of the option holder’s termination of service.  To the extent the option was not exercisable for vested common stock upon termination of service, the option shall terminate when the option holder’s service terminates.

An option holder or a transferee of an option holder shall have no rights as a stockholder with respect to any common stock covered by the option until such person becomes entitled to receive such common stock by filing a notice of exercise and paying the exercise price.

Within the limitations of the Stock Incentive Plan, the Board may modify, extend or renew outstanding options or may accept the cancellation of outstanding options in return for the grant of new options for the same or a different number of shares of common stock, and at the same or different exercise price.

Change in Control.  The Stock Incentive Plan defines a “Change in Control” of OCZ as

a)      the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of

a.       the continuing or surviving entity and

b.       any direct or indirect parent corporation of such continuing or surviving entity;

b)      The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the stockholders of the Company approve a plan of complete liquidation of the Company; or

c)       Any person who, by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.

The Stock Incentive Plan authorizes the Board to provide in any option agreement for acceleration of the vesting and exercisability of the option upon such circumstances in connection with a Change in Control as the Board determines in its discretion.  Options that are not assumed, replaced or exercised prior to the Change in Control will terminate.

Amendment and Terminations.  The Stock Incentive Plan automatically terminates 10 years after adoption by the Board, and the Board may amend, suspend or terminate the Stock Incentive Plan at any time or for any reason.  To amend the Stock Incentive Plan or an outstanding option or common stock purchased under the Stock Incentive Plan in a manner that is adverse to the holder of such option or common stock requires the consent of the holder of such option or common stock.  No shares of common stock shall be issued or sold under the Stock Incentive Plan after the termination thereof, except upon exercise of an option granted prior to such termination.  Stockholder approval is required for an amendment if it increases the number of Shares available for issuance under the Stock Incentive Plan (except with respect to share adjustments described in Section 9 of the Stock Incentive Plan) or of if it materially changes the class of persons who are eligible for the grant of Options or the award or sale of Shares.  In addition, at least two-thirds (2/3) of the OCZ’s shares entitled to vote must affirmatively approve an increase in the number of shares available for issuance under the Stock Incentive Plan if the total number of shares that may be issued upon the exercise of all outstanding options and the total number of shares provided under any stock bonus or similar plan of OCZ exceed thirty percent (30%) of all outstanding OCZ shares.

Voting and Dividend Rights.  The holders of shares acquired under the Stock Incentive Plan shall have the same voting, dividend and other rights as the OCZ’s other stockholders.  A restricted share agreement, however, may require that the holders of Shares invest any cash dividends received in additional shares.  Such additional shares shall be subject to the same conditions and restrictions as the award with respect to which the dividends were paid.

Options Granted to Certain Persons

The aggregate numbers of shares of common stock subject to options granted to certain persons under the Stock Incentive Plan since its inception are as follows: (i) Ryan M. Petersen, President and Chief Executive Officer, 0 shares; (ii) Kerry T. Smith1, former Chief Financial Officer, 200,000 shares; (iii) Arthur F. Knapp, Jr., former Chief Financial Officer who is currently interim Chief Financial Officer, 464, 872 shares; (iv) Alex Mei, Chief Marketing Officer, 390,000 shares; (v) Justin Shong, former Senior Vice President of Global Sales, 120,000 shares; (vi) Richard Singh, Senior Vice President of Sales, 358,00 shares, (vii) all current executive officers as a group, an aggregate of 948,000 shares; (viii) all current directors who are not executive officers as a group, an aggregate of 397,842 shares; and (ix) all employees, including current officers who are not executive officers, as a group, an aggregate of 4,922,724 shares.  Since its inception, no options have been granted under the Stock Incentive Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been granted five percent or more of the total amount of options granted under the Stock Incentive Plan.  The specific individuals who will be granted awards under the Stock Incentive Plan and the type and amount of such awards will be determined by the Board or committee administering the plan from time to time.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide as to the U.S. federal income tax consequences of participation in the Stock Incentive Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Non Qualified Options.  The grant of a non-qualified option will not result in taxable income to the participant.  Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

If the participant exercises the option prior to vesting, the participant will receive non-vested shares that remain subject to restrictions constituting a “substantial risk of forfeiture” for U.S. income tax purposes until such vesting date.  In such event, the participant will realize ordinary income at the time of vesting in an amount equal to the excess of the fair market value of the shares of stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction.  However, the participant may elect, pursuant to Section 83(b) of the IRC, to realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of stock acquired over the exercise price for those shares, notwithstanding the fact that such shares remain subject to a substantial risk of forfeiture, by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised.

The exercise of a non-qualified option through the delivery of previously acquired shares will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option.  That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up.  The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of the exercise.  The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares of common stock determined at the time of exercise.

1 Mr. Smith resigned as our Chief Financial Officer, Corporate Secretary and Director on October 6, 2010 and we appointed Arthur F. Knapp, Jr. to serve as interim Chief Financial Officer while we search for a permanent replacement.

Incentive Stock Options.  The grant of an incentive stock option will not result in taxable income to the participant.  The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise or ending one year prior to the date of exercise if the participant is disabled, as that term is defined in the IRC.

The excess of the fair market value of the shares of common stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.  For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares of common stock acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the common stock within two years from the date of the grant of the incentive stock option or within one year after receiving the transfer of such shares of common stock, then, upon disposition of such shares of stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction.  A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price.  If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain.  If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The exercise of an incentive stock option through the exchange of previously acquired shares of common stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of a non-qualified option; that is, as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option.  That number of shares will take the same basis and, for capital gain purposes, the same holding period as the shares that are given up.  However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive incentive stock option treatment.  Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash.  If a disqualifying disposition, which is a disposition before the end of the applicable holding period, occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.

If the exercise price of an incentive stock option is paid with shares of common stock of the Company acquired through a prior exercise of an incentive stock option, gain will be realized on the shares given up and will be taxed as ordinary income if those shares have not been held for the minimum incentive stock option holding period, which holding period is two years from the date of grant and one year from the date of transfer, but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

Restricted Shares.  A participant who has been granted restricted shares will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, if the grant is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of other objectives, assuming that the restrictions constitute a “substantial risk of forfeiture” for U.S. income tax purposes.  Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares minus any amount paid for such shares, and the Company will be entitled to a corresponding deduction.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting.  Dividends paid to the holder during the restriction period will also be compensation income to the participant and deductible as such by the Company.

Withholding of Taxes.  Pursuant to the Stock Incentive Plan, the Company may deduct, from any payment or distribution of shares under the Stock Incentive Plan, the amount of any tax required by law to be withheld with respect to such payment, or may require the participant to pay such amount to the Company prior to, and as a condition of, making such payment or distribution.  Subject to rules and limitations established by the Compensation Committee, a participant may elect to satisfy the withholding required, in whole or in part, either by having the Company withhold shares of common stock from any payment under the Stock Incentive Plan or by the participant delivering shares of the Company to the Company.  However, the number of such shares used to satisfy the withholding obligation with respect to the exercise of a stock option may not be more than the number required to satisfy the Company’s minimum statutory withholding obligation based on minimum statutory withholding rates for U.S. federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income.  The portion of the withholding that is satisfied with shares will be determined using the fair market value shares of shares of common stock of the Company on the date when the taxes otherwise would be withhold in cash.

The use of shares of common stock of the Company to satisfy any withholding requirement will be treated, for U.S. income tax purposes, as a sale of such shares for an amount equal to the fair market value of the shares on the date when the amount of taxes to be withheld is determined.  If previously-owned shares of common stock of the Company are delivered by a participant to satisfy a withholding requirement, the disposition of such shares would result in the recognition of gain or loss by the participant for tax purposes, depending on whether the basis in the delivered shares is less than or greater than the fair market value of the shares at the time of disposition.

Change in Control.  Any acceleration of the vesting or payment of awards under the Stock Incentive Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the IRC, which may subject the participant to a 20% excise tax and preclude deduction by a subsidiary.

Deferred Compensation.  Awards granted pursuant to the Stock Incentive Plan are generally not intended to constitute “deferred compensation” subject to section 409A of the IRC.  A violation of section 409A of the IRC may subject a participant to immediate taxation of an award plus a 20 percent excise tax and interest.  In addition, to the extent that the Stock Incentive Plan is treated as a plan of a “nonqualified entity” (which generally includes an entity in a jurisdiction that is not subject to U.S. income tax or a comprehensive foreign income tax), income will be recognized by the recipient at the time of vesting, rather than the time of distribution.

Tax Advice.  The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the Federal income tax aspects of the Stock Incentive Plan.  A participant may also be subject to state and local taxes, or taxes in other jurisdictions, in connection with the grant of awards under the Stock Incentive Plan.  The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal.  Abstentions will have the same effect as votes against the proposal.  Broker non-votes will have no effect on the outcome of this vote.

The Board believes that the proposed amendment to the Stock Incentive Plan is in the best interests of OCZ and its stockholders for the reasons stated above.  Therefore, the Board unanimously recommends a vote “For” approval of the amendment to the Stock Incentive Plan.

Proposal No. 3

Ratification Of Appointment Of Independent Auditors

Changes in Registrant’s Certifying Accountant.  Effective April 5, 2010, our Audit Committee appointed Crowe Horwath LLP (“Crowe Horwath”), based in the United States, as our independent registered public accounting firm.  Crowe Horwath replaced Horwath Clark Whitehill LLP (“Horwath Clark Whitehill”), based in the United Kingdom, as our auditors.  Both Crowe Horwath and Horwath Clark Whitehill are members of Crowe Horwath International, an organization of independent accounting and management consulting firms.

The reports of Horwath Clark Whitehill on OCZ’s consolidated financial statements for each of the fiscal years ended February 28, 2009 and February 29, 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended February 28, 2009 and February 29, 2008 and the subsequent interim periods thereto, there were no disagreements with Horwath Clark Whitehill on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Horwath Clark Whitehill, would have caused Horwath Clark Whitehill to make reference to the subject matter of the disagreements in connection with its report for such fiscal years or interim periods; and there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended February 28, 2009 and February 29, 2008 and through the date hereof, neither we, and nor anyone acting on our behalf has consulted Crowe Horwath on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Crowe Horwath has acted in their capacity as independent auditors since their appointment in fiscal year ended February 28, 2010.  Representatives of Crowe Horwath and Horwath Clark Whitehill are expected to be present or available via conference at the annual meeting, with the opportunity to make a statement if the representatives desire to do so, and are expected to be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed to us for the fiscal years ended February 28, 2010 and February 28, 2009 by Horwath Clark Whitehill:

	Fiscal Year Ended February 28, 2010	Fiscal Year Ended February 28, 2009
Audit Fees (1)	$125,259	$208,074
Audit-Related Fees (2)	$26,372	$1,256
Tax Fees (3)	$-	$-
All Other Fees (4)	$9,015	$37,180
	$160,646	$246,510

(1)           Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, internal control over financial reporting and the review of the interim consolidated financial statements included in quarterly reports and services that have been are normally provided by Horwath Clark Whitehill in connection with statutory and regulatory filings or engagements, and attest services.  We did not incur any audit fees from Crowe Horwath for fiscal years ended February 28, 2010 and February 28, 2009.

(2)           Audit-Related Fees consist of fees billed for services provided by Horwath Clark Whitehill in connection with the preparation and filing of Form 10 with the SEC.

(3)           Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international).  These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)           All Other Fees consist of fees for products and services other than the services reported above, namely disbursements to Horwath Clark Whitehill.

The Audit Committee has determined that all services performed by Crowe Horwath are compatible with maintaining the independence of Crowe Horwath.  The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services provided by our independent auditors.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services.  All of the 2010 and 2009 services described above were pre-approved in accordance with these policies.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and voting at the annual meeting is required to approve the ratification of the selection of our independent auditors.  Abstentions will be counted as votes against this proposal.  Broker non-votes are not counted (other than for quorum purposes) and will have no effect on the vote on this proposal.  If the stockholders do not approve the ratification of Crowe Horwath as our auditors, the Audit Committee will reconsider its selection.

The board unanimously recommends that stockholders vote “For” the ratification of the appointment of Crowe Horwath llp as our independent auditors for the fiscal year ending February 28, 2011.

Report Of The Audit Committee

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.  The Audit Committee has discussed and reviewed with each of Horwath Clark Whitehill LLP and Crowe Horwath LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which include, among other items, matters related to the conduct of the audit of our financial statements.  In addition, the Audit Committee has met with each of Horwath Clark Whitehill LLP and Crowe Horwath LLP, with and without management present, to discuss the overall scope of each of Horwath Clark Whitehill LLP and Crowe Horwath LLP’s audit, the results of its examinations, their respective evaluations of our internal controls and the overall quality of our financial reporting.

The Audit Committee has received from the auditors formal written statements describing all relationships between the auditors and OCZ that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, which relates to the auditors’ independence from OCZ and its related entities, discussed with the auditors any relationship that may impact their respective objectivity and independence, and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to OCZ’s Board of Directors that OCZ’s audited financial statements be included in OCZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2010.

Audit Committee*

Adam J. Epstein
Richard L. Hunter

* Russell J. Knittel is currently serving as the chairman of the Audit Committee, however, Mr. Knittel was not a member of our Board at the time the audited financial statements were reviewed by the Audit Committee prior to their inclusion in our Annual Report on Form 10-K for the fiscal year ended February 28, 2010.

Pursuant to the Instruction to Item 407(d), the foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that OCZ specifically incorporates such information by reference in such filing.

Executive Compensation

Compensation Discussion and Analysis

This section of the report discusses the principles underlying our policies and decisions with respect to the compensation that are paid or awarded to, or earned by, or paid to our “Named Executive Officers,” who consist of our principal executive officer, principal financial officer, and the three other most highly compensated executive officers.  For our fiscal year ended February 28, 2010, our Named Executive Officers are:

▪	Ryan M. Petersen, President and Chief Executive Officer

▪	Kerry T. Smith, Former Chief Financial Officer(1)

▪	Arthur F. Knapp, Jr., Interim Chief Financial Officer(2)

▪	Alex Mei, Chief Marketing Officer

▪	Justin Shong, Senior Vice President of Global Sales(3)

(1)
From January 1, 2009 to March 2009, Mr. Smith was our Executive Vice President and General Counsel and from March 2009 until October 6, 2010, Mr. Smith served as our Chief Financial Officer.  Mr. Smith resigned as our Chief Financial Officer, Corporate Secretary and Director on October 6, 2010 and we appointed Arthur F. Knapp, Jr. to serve as interim Chief Financial Officer while we search for a permanent replacement.

(2)	Mr. Knapp resigned as our Chief Financial Officer in March 2009. Effective October 6, 2010, Mr. Knapp has been appointed as interim Chief Financial Officer while we search for a permanent replacement.

(3)	Mr. Shong resigned as our Senior Vice President of Global Sales on June 30, 2010. Effective July 1, 2010, we appointed Richard Singh as our Senior Vice President of Sales.

Overview; Objectives

The Compensation Committee of our Board has overall responsibility for the compensation program for our executive officers.  The Board appoints members of the Compensation Committee, none of whom is an executive officer of our Company.

We have created a compensation program that includes short-term and long-term components, and cash and equity elements that we believe will provide appropriate incentives to reward our executives and help to achieve the following objectives:

▪	attract and retain talented and experienced executives;

▪	motivate and reward executives whose knowledge, skills and performance are critical to our success;

▪	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

▪	compensate our executives to manage our business to meet our long-range objectives; and

▪	ensure that total compensation is fair, reasonable and competitive.

Our executive compensation program provides for the following elements:

▪	base salaries, which are designed to allow us to attract and retain qualified candidates in a highly competitive market;

▪	variable compensation, which provides additional cash compensation and is designed to support our pay-for-performance philosophy;

▪	equity compensation, principally in the form of stock options, which are granted to incentivize executive behavior that results in increased stockholder value;

▪	a benefits package that is available to all of our employees; and

▪	post-termination compensation.

A detailed description of these components is provided below.

Elements of Our Executive Compensation Program

Base Salary.  We utilize base salary as the primary means of providing compensation for performing the essential elements of an executive’s job.  We believe our base salaries are set at levels that allow us to attract and retain executives in competitive markets.

Variable Pay.  Our variable pay compensation, in the form of an annual cash bonus, is intended to compensate our executives for meeting our corporate objectives and their individual performance objectives and to incentivize our executives to meet these objectives.  In addition, our variable pay compensation is intended to reward and incentivize our executives for exceeding their objectives.  These objectives may be both financial and non-financial and may be based on Company, divisional or individual performance.  These objectives are developed within the context of the normal business planning cycle and, while difficult to achieve, are not viewed by the Compensation Committee to be at such an aggressive level that it would induce executives to take inappropriate risks that could threaten our financial and operating stability.  Bonuses for our Named Executive Officers (other than bonuses we are contractually obligated to pay under employment agreements or arrangements) are currently determined on a case-by-case basis by the Compensation Committee based on a mix of Company and individual performance objectives.

Equity-Based Compensation.  Our equity-based compensation is intended to enhance our ability to retain talent over a longer period of time, to reward longer-term efforts that enhance future value and to provide executives with a form of reward that aligns their interests with those of our stockholders.  Executives whose skills and results we deem to be critical to our long-term success are eligible to receive higher levels of equity-based compensation.  Executives typically receive an equity award in the form of a stock option that vests over a period of time upon commencement of their employment.  Thereafter, they may receive additional awards from time to time as the Compensation Committee determines consistent with the objectives described above.  Our Compensation Committee expects to make annual equity compensation awards to our executives in amounts that are competitive with awards then being made by comparable companies with whom we compete for talent.

Benefits. Our benefits, such as our basic health benefits and 401(k) plan are intended to provide a stable array of support to executives and their families throughout various stages of their careers and these core benefits are provided to all executives regardless of their individual performance levels.  We currently do not provide any matching contributions made to our 401(k) plan.

Post-Termination Compensation.  We have entered into employment agreements with certain executives to provide for specific payments and benefits to such executives in the event of termination of employment.  These severance benefits were generally intended to match what is provided by our competitors and also intended to provide compensation while the officer searches for new employment after experiencing termination without “cause” and upon resignation for “good reason.”  Such post-termination compensation is also intended to minimize the distraction caused by a potential transaction involving a change in control and reduce the risk that an executive would leave his employment before a transaction is consummated.  We believe that providing such severance protection for certain Named Executive Officers is an important retention tool that is necessary in the competitive marketplace for talented executives.  We believe that the amounts of these payments and benefits and the periods of time during which they would be provided are fair and reasonable.

Determining the Amount of Each Element of Compensation

Overview.  The amount of each element of our compensation program is determined by our Compensation Committee on an annual basis taking into consideration our results of operations, long and short-term goals, individual goals, the competitive market for our executives, the experience of our Compensation Committee members with similar stage companies and general economic factors.  In 2009, the Compensation Committee reviewed certain survey data purchased from the Employers Group relating to executive compensation at various companies, which are classified according to their numbers of employees.  The Compensation Committee also studied data on executive compensation adopted at a peer group companies, including the following companies:

▪	Dataram Corporation

▪	Ramtron International Corporation

▪	Smart Modular Technologies, Inc.

▪	STEC, Inc.

The peer group companies were selected because they were either of a similar size or in a similar business to us at the time of the study and the Compensation Committee considered them to be high-performing technology companies who are competing with us from the similar pool of talented and experienced executives.

The Compensation Committee also studied compensation data from www.Salary.com and compared such data with our then existing compensation figures for our executive officers.

In addition to these data, our Chief Executive Officer provides input to the Compensation Committee on the performance and compensation levels of our executives, other than himself.  Once the level of compensation is set for the year, the Compensation Committee may revisit its decisions if there are material developments during the year, such as promotions, that may warrant a change in compensation.  After the year is over, the Compensation Committee reviews the performance of the executive officers and key employees to determine the achievement of variable pay targets and to assess the overall functioning of our compensation plans against our goals.

We believe it is essential to attract and retain experienced and proven performers.  Accordingly, the Compensation Committee seeks to set the base salary and total compensation of our executives, including the Named Executive Officers, at approximately the average of the compensation of similarly-situated executives in comparable companies in our industry with whom we compete directly in our hiring and retention of executives.  However, the Compensation Committee has the authority to approve position specific compensation packages that are above or below this level based on the executive’s specific experience, knowledge, skills, education, performance and importance to the business.  In addition to these factors, the Compensation Committee also considers comparative compensation of our other officers when determining an individual’s actual pay level.

We do not have any pre-established program for bonuses.  Bonuses are determined from time to time on a case by case basis.  Likewise, we do not have a formalized policy, including any pre-set formula, in allocating stock options to executives as a group or to any particular executive.

Base Pay. Our Compensation Committee reviews our executives’ base salaries on an annual basis taking into consideration the factors described above as well as changes in position or responsibilities.  In the event of material changes in position, responsibilities or other factors, the Compensation Committee may consider changes in base pay during the year.

In calendar year 2009, our Compensation Committee determined that, in general, the annual cash compensation amounts for all of our Named Executive Officers were substantially below the average compensation for comparable officers of the peer group companies or the broader survey sample.  Compensation received by our Chief Executive Officer, our then Chief Financial Officer and Vice President of Marketing were below the www.Salary.com average figures by 31%, 29% and 25%, respectively.  The Compensation Committee recommended, and the Board adopted, the following increases in base salary of our executives for fiscal year ended February 28, 2009.  The base salary of our executives for fiscal year ended February 28, 2010 remained the same as those for fiscal year ended February 28, 2009.

Name	2008 Base Salary	2009 Base Salary	$ Increase (2008 to 2009)	% Increase (2008 to 2009)	2010 Base Salary	$ Increase (2009 to 2010)	% Increase (2009 to 2010)
Ryan M. Petersen	$250,000	$325,000	$75,000	30%	$325,000	$-	-%
Kerry T. Smith	$-	$400,000	$-	-%	$400,000(1)	$-	-%
Arthur F. Knapp, Jr.	$150,000	$205,000	$55,000	37%	$205,000	$-	-%
Alex Mei	$155,000	$205,000	$50,000	32%	$205,000	$-	-%
Justin Shong	$165,000	$165,000	$-	-%	$165,000	$-	-%

(1)	Mr. Smith resigned as our Chief Financial Officer, Corporate Secretary and Director on October 6, 2010. We are currently negotiating Mr. Smith’s severance package with Mr. Smith.

For the fiscal year ended February 29, 2008, it was shown that Mr. Petersen’s then base salary was substantially lower than the average figure for a comparable company based on any of the categories - employment size, gross revenue, or type of ownership (i.e., private company).  Mr. Petersen’s then base salary of $250,000 was substantially lower than the base salary for any chief executive officer at any of the peer group companies referenced above, which averaged approximately $354,000, with this figure adjusted for inflation for comparison purposes since the data from these peer group companies was two to three years old.  Further, based on the figures tabulated by www.Salary.com, Mr. Petersen’s base salary was significantly lower than the average amount for his counterparts at comparable companies, which averaged $376,000.  The average of the two comparison indices was $365,000.  From its salary reviews, the Compensation Committee recommended, and the Board adopted, an increase in Mr. Petersen’s salary for the fiscal year ended February 28, 2009 to $325,000 such that his base salary would be closer to (though still lower by 11% than) the average figure provided by www.Salary.com and certain other compensation surveys.  For fiscal year ended February 28, 2010, Mr. Petersen’s salary remained at $325,000.

Mr. Smith’s compensation and severance was pre-determined under the terms of his employment agreement with us.

Similar to that of Mr. Petersen’s, Mr. Knapp’s base salary during the fiscal year ended February 29, 2008 was significantly lower than the average figure for his counterparts at other comparable companies, whether based on employment size, gross revenue, or type of ownership, and whether the data were compiled by or obtained from the Employers Group, the above referred peer group companies or www.Salary.com.  Based on these analyses, the Compensation Committee recommended, and the Board adopted, an increase in Mr. Knapp’s base salary starting from the beginning of the fiscal year that ended February 28, 2009, such that Mr. Knapp’s base salary would be closer to the average figure provided by www.Salary.com.

In the case of Mr. Mei, the Compensation Committee determined that, based on compensation data obtained from the Employers Group, his base salary was in line with the average base salary for chief marketing executives at other companies having the same range of employees.  However, his base salary was substantially lower than the average figure for his counterparts based on data compiled by www.Salary.com.  The Compensation Committee recommended, and the Board adopted, an increase in Mr. Mei’s base salary starting from the beginning of the fiscal year that ended February 28, 2009, such that Mr. Mei’s base salary would be more in line with the average figure compiled by www.Salary.com.

In the case of Mr. Shong, the Compensation Committee determined that his base salary was slightly more than the average base salary for his counterparts at other similar companies, based on compensation data obtained from the Employers Group, but was less than the average figure for those with similar responsibilities at other companies, based on compensation data compiled by www.Salary.com.  Based on these analyses, the Compensation Committee concluded that no adjustments to Mr. Shong’s base salary were necessary.  For fiscal year ended February 28, 2010, Mr. Shong’s salary remained at $165,000.

Variable Pay; Bonuses.

In addition to base salaries, annual cash bonus opportunities have been awarded to our Named Executive Officers when our Compensation Committee and Board have determined that such an incentive is necessary to align our corporate goals with the cash compensation payable to an executive.

Generally, each year the Compensation Committee considers paying our executives an annual cash bonus.  However, we do not have a bonus plan and we do not establish corporate objectives or individual performance objectives against which an executive is subsequently reviewed.  Accordingly, bonuses for our Named Executive Officers (other than bonuses we are contractually obligated to pay under employment agreements or arrangements) are currently determined on a case-by-case basis by the Compensation Committee based on their subjective assessment of an individual’s performance within our organization during the past year, as well as our Company’s overall financial performance and the availability of cash with which we are able to pay bonuses.  We do not have a set formula or measure performance against pre-established targets to determine bonus amounts for our executives.

Based on this general approach, in 2008, the Compensation Committee granted Messrs. Petersen and Knapp bonuses of $3,000 and $4,500, respectively.  In the same year, the Compensation Committee granted Mr. Mei a $6,000 bonus and a discretionary award of $100,000 in recognition of his individual performance in executing our marketing and branding programs.  Mr. Petersen, Mr. Knapp and  Mr. Mei did not receive any bonuses or discretionary awards for fiscal years 2009 and 2010.

For Mr. Shong, part of his cash compensation has been commission, which is calculated based on a percentage of sales generated by him in a given period.  In 2008 and 2009, we paid Mr. Shong $8,750 and $89,880, respectively, all of which were commission, and none of which was discretionary.  Other than making a commission payment to Mr. Shong, we did not pay a discretionary bonus in 2009.  In 2010, we paid Mr. Shong $79,172 in commissions, none of which was discretionary.

Equity Compensation

In fiscal years 2008 and 2009, we did not grant any options to our Named Executive Officers.  In fiscal year ended February 28, 2010, in accordance with Mr. Smith’s employment agreement with us, we granted Mr. Smith options to purchase 200,000 shares of fully vested common stock.  Other than these options granted to Mr. Smith, options granted to executives and other employees generally vest over a period of four years, with 25% of the shares vesting on the one-year anniversary of the beginning vesting date, which is typically the date of grant, except for new hires whose begin vesting date is typically the date of hire, and in either case with 1/48 of the shares vesting of each month thereafter.  Our Compensation Committee does not apply a rigid formula in allocating stock options to executives as a group or to any particular executive.  Instead, our Compensation Committee exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, the amount of stock-based equity compensation already held by the executive, the non-equity compensation received by the executive and the total number of options to be granted to all participants during the year.  Our Compensation Committee typically makes annual grants of equity awards, if any, to our employees in connection with its annual review of our employees’ compensation and then throughout the year, for new hires, promotions or other changes that may warrant additional grants.

The following table provides information concerning options outstanding as the fiscal year ended February 28, 2010 to our Named Executive Officers:

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date
Ryan M. Petersen Chief Executive Officer	-	-	-	-	-
Kerry T. Smith(2) Former Chief Financial Officer	200,000	-	-	$1.28	09/17/19
Alex Mei Chief Marketing Officer	216,750	103,250	-	$4.42	09/17/19
Arthur F. Knapp, Jr.(3) Interim Chief Financial Officer	-	-	-	$-	-
Justin Shong(4) Sr. VP of Global Sales	48,889	71,111	-	$2.09	09/17/09

(1)
Unless otherwise noted, all option grants are immediately exercisable, subject to our right to repurchase shares upon termination of employment or other service which right lapses in accordance with the vesting schedule of the option.  These figures have been adjusted to reflect the 1 for 2.5 reverse stock split that took place in September 2009.

(2)
Mr. Smith was our Chief Financial Officer from March 2009 until October 6, 2010, when he tendered his resignation.  Effective October 6, 2010, we appointed Arthur F. Knapp, Jr. to serve as interim Chief Financial Officer while we search for a permanent replacement.  Mr. Smith was issued options to purchase 200,000 shares of fully vested common stock in September 2009.

(3)
Mr. Knapp resigned as our Chief Financial Officer in March 2009.  Effective October 6, 2010, we appointed Mr. Knapp to serve as interim Chief Financial Officer while we search for a permanent replacement.

(4)	Mr. Shong resigned as our Senior Vice President of Global Sales on June 30, 2010. Effective July 1, 2010, we appointed Richard Singh as our Senior Vice President of Sales.

Timing of Equity Awards

Our Compensation Committee generally grants stock options to executives and current employees from time to time during the year.  With respect to newly hired employees, our practice is typically to make stock grants at the first meeting of the Compensation Committee following such employee’s hire date.  We do not have any program, plan or practice to time stock option grants in coordination with the release of material non-public information or any particular event.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our Company.  However, we do not have specific share retention and ownership guidelines for our executives.

Severance and Change in Control Arrangements

Our 2004 Stock Incentive Plan, as amended (the “Stock Incentive Plan”) permits a potential acceleration of outstanding awards in the event that we undergo a change in control, as defined in such plan.  Whether or not a particular option grant contains an acceleration provision is determined on a case-by-case basis.  See “Employment Agreements with Named Executive Officers” and “Severance Terms and Change of Control Provisions” below for a description of the severance and change in control arrangements we have with our Named Executive Officers.  The Compensation Committee believed that these arrangements were necessary to attract and retain our Named Executive Officers.  The terms of each arrangement were determined in negotiation with the applicable Named Executive Officer in connection with his hiring and were not based on any set formula.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives.  While we consider the applicable accounting and tax treatment of alternative forms of equity compensation, these factors alone are not dispositive, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”) imposes a limit on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of our next three most highly compensated executive officers, unless specific and detailed criteria are satisfied.  Performance-based compensation, as defined in the IRC, is fully deductible if the programs are approved by stockholders and meet other requirements.  We believe that grants of equity awards under our existing stock plans qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such awards.  In general, we have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m).  However, from time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m).  We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore our Compensation Committee has not adopted a policy requiring all compensation to be deductible.  Our Compensation Committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Role of Executives in Executive Compensation Decisions

Our Compensation Committee generally seeks input from our Chief Executive Officer, Ryan M. Petersen, when discussing the performance of and compensation levels for executives other than himself.  The Compensation Committee also works with Mr. Petersen and with our Chief Financial Officer and the head of our Human Resources department in evaluating the financial, accounting, tax and retention implications of our various compensation programs.  Neither Mr. Petersen nor any of our other executives participates in deliberations relating to his or her own compensation.

Summary Compensation Table

The following table summarizes the compensation paid to our Named Executive Officers for services rendered in all capacities to us during the fiscal years ended February 29, 2008, February 28, 2009 and February 28, 2010.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)(1)		Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Ryan M. Petersen	2008	$250,000	$3,000		-	-	-	-	$253,000
Chief Executive	2009	$325,000	-		-	-	-	-	$325,000
Officer	2010	$325,000	-		-	-	-	-	$325,000
Kerry T.	2008	-	-		-	-	-	-	-
Smith(3)	2009	$66,666	-		-	$121,060	-	-	$187,726
Former Chief Financial Officer	2010	$400,000	-		-	-	-	-	$400,000
Alex Mei	2008	$155,000	$106,000	(4)	-	$84,616	-	-	$345,616
Chief Marketing	2009	$205,000	-		-	$124,100	-	-	$329,100
Officer	2010	$205,000	-		-	$108,408	-	-	$313,408
Arthur F. Knapp, Jr.(5)	2008	$150,000	$4,500		-	$61,358	-	-	$215,858
Interim Chief	2009	$205,000	-		-	$83,600	-	-	$288,600
Financial Officer	2010	-	-		-	-	-	-	-
Justin Shong(6)	2008	$43,150	$8,750		-	$4,600	-	-	$56,500
Sr. VP of Global	2009	$165,000	$89,882		-	$18,500	-	-	$273,382
Sales	2010	$165,000	$79,172		-	$21,179	-	-	$265,351

(1)
From time to time, the Board will review quarterly results and, based on those results, will determine whether employees are entitled to receive bonuses.  Historically, the Board has not set pre-established targets for bonuses.

(2)	An Option award values reflect the grant date fair value of awards computed in accordance with stock-based accounting rules (FASB ASC topic 718).

(3)
Mr. Smith joined us as our Senior Vice President and General Counsel on January 1, 2009 at a base salary of $400,000 with a guaranteed bonus of $100,000 and an additional bonus of $120,000 worth of fully vested common stock.  In March 2009, Mr. Smith became our Chief Financial Officer.  Mr. Smith agreed to take an option for 200,000 fully vested shares in lieu of receiving a bonus of $120,000.  Mr. Smith resigned as our Chief Financial Officer, Corporate Secretary and Director on October 6, 2010 and we appointed Arthur F. Knapp, Jr. to serve as interim Chief Financial Officer while we search for a permanent replacement.

(4)	Represents $6,000 discretionary bonus and $100,000 to recognize successful marketing and branding efforts.

(5)
Mr. Knapp resigned as our Chief Financial Officer in March 2009.  Effective October 6, 2010, we appointed Mr. Knapp to serve as interim Chief Financial Officer while we search for a permanent replacement.

(6)	Mr. Shong resigned as our Senior Vice President of Global Sales on June 30, 2010. Effective July 1, 2010, we appointed Richard Singh as our Senior Vice President of Sales.

Outstanding Equity Awards for our fiscal year ended February 28, 2010

We have granted and plan to continue to grant options to purchase our common stock to executive officers, employees and other service providers.  The following table provides information concerning options outstanding as the fiscal year ended February 28, 2010 to our Named Executive Officers:
	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date
Ryan M. Petersen Chief Executive Officer	-	-	-	-	-
Kerry T. Smith(2) Former Chief Financial Officer	200,000	-	-	$1.28	09/17/19
Alex Mei Chief Marketing Officer	216,750	103,250	-	$4.42	09/17/19
Arthur F. Knapp, Jr.(3) Interim Chief Financial Officer	-	-	-	$-	-
Justin Shong(4) Sr. VP of Global Sales	48,889	71,111	-	$2.09	09/17/09

(1)
Unless otherwise noted, all option grants are immediately exercisable, subject to our right to repurchase shares upon termination of employment or other service which right lapses in accordance with the vesting schedule of the option.

(2)
Mr. Smith was issued options to purchase 200,000 shares of fully vested common stock in September 2009. Mr. Smith resigned as our Chief Financial Officer, Corporate Secretary and Director on October 6, 2010 and we appointed Arthur F. Knapp, Jr. to serve as interim Chief Financial Officer while we search for a permanent replacement.

(3)
Mr. Knapp resigned as our Chief Financial Officer in March 2009.  Effective October 6, 2010, we appointed Mr. Knapp to serve as interim Chief Financial Officer while we search for a permanent replacement.

(4)	Mr. Shong resigned as our Senior Vice President of Global Sales on June 30, 2010. Effective July 1, 2010, we appointed Richard Singh as our Senior Vice President of Sales.

Option Exercises and Stock Vested

None of our Named Executive Officers exercised any options to purchase shares of common stock or acquired any shares of common stock on vesting of restricted stock during our fiscal year ended February 29, 2008 or February 28, 2009.

Pension Benefits

We currently do not sponsor any pension benefits plan.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We currently do not sponsor any nonqualified defined contribution or nonqualified deferred compensation plans.

Perquisites

We provide our employees, including our Named Executive Officers, with life insurance policies and payments of a portion of medical and dental insurance premiums.

Employment Agreements with Named Executive Officers

The following information summarizes the employment agreements for our Named Executive Officers.

We have entered into executive employment agreements with each of our Named Executive Officers.  The executive employment agreements contain the executive officers’ initial base salaries, which may have since been increased by the Board, bonus opportunities, certain stock option grants and other employee benefits.  Each of our executive officers is an at-will employee.  The base salaries of each of the Named Executive Officers are reflected in the Summary Compensation Table above.  In March 2008, we implemented raises of 30% - 37% over 2007 salaries.

Employment Agreement with Ryan M. Petersen

Mr. Petersen has signed an executive employment agreement which provides for at-will employment, salary, stock options and right to participate in our employee benefit plans.

Employment Agreement with Kerry T. Smith

Mr. Smith is subject to an executive employment agreement that provides for at-will employment.  We have agreed to pay Mr. Smith severance of 6 months of base salary plus one half of his annual bonus and cause all of his unvested shares and options to become fully vested if he is terminated without cause or he leaves for good reason, provided that he signs a general release of all claims in our favor. On October 6, 2010 Mr. Smith resigned as our Chief Financial Officer, Corporate Secretary and Director.  We are currently negotiating Mr. Smith's severance package. Additionally, we agreed in Mr. Smith’s executive employment agreement to pay him if there is a change of control in the first year of his employment an amount equal to 6 months of base salary plus one half of his annual bonus as well as cause all of his unvested shares or options to become fully vested.  Currently, Mr. Smith has no unvested shares or options.

Employment Agreement with Alex Mei

Mr. Mei is subject to an executive employment agreement that provides for at-will employment.  We have agreed to pay severance of 3 months of base salary if he is terminated without cause, provided that he signs a general release of all claims in our favor.

Employment Agreement with Justin Shong

Mr. Shong was subject to an executive employment agreement that provided for at-will employment.  We agreed to pay Mr. Shong 3 months of salary if we terminated without cause his employment after the first anniversary but prior to the second anniversary of his employment.  All of his option shares would have been fully vested if there were a change of control and after which Mr. Shong would have terminated his employment because of a material reduction in duties or his employment would have been terminated within one year of such change of control other than for cause.  Mr. Shong resigned as our Senior Vice President of Global Sales on June 30, 2010 and we entered into a Confidential Resignation and General Release Agreement with Mr. Shong.

Bonuses for our Named Executive Officers are currently determined on a case-by-case basis by the Compensation Committee based on a mix of Company and individual performance objectives.  The Board has in the past authorized annual bonuses to our Named Executive Officers.  We have also entered into indemnification agreements with our directors and officers.  We enter into agreements with all of our employees containing confidentiality provisions.

Severance Terms and Change of Control Provisions

Mr. Smith is subject to an executive employment agreement in which we have agreed to pay severance of 6 months of base salary plus one half of his annual bonus and cause all his unvested shares and options to become fully vested if he is terminated without cause or he leaves for good reason, provided that he signs a general release of all claims in our favor. On October 6, 2010, Mr. Smith resigned as our Chief Financial Officer, Corporate Secretary and Director.  We are currently negotiating Mr. Smith's severance package with Mr. Smith. Additionally, we agreed in Mr. Smith’s executive employment agreement to pay him if there is a change of control in the first year of his employment an amount equal to 6 months of base salary plus one half of his annual bonus as well as cause all of his unvested shares or options to become fully vested. Currently, Mr. Smith has no unvested shares or options.

Mr. Mei is subject to an executive employment agreement in which we have agreed to pay severance of 3 months of base salary if he is terminated without cause, provided that he signs a general release of all claims in our favor.

Mr. Shong was subject to an executive employment agreement in which we  agreed to pay severance of 3 months of base salary if his employment relationship with us would be terminated after the first anniversary but prior to the second anniversary of his employment.  Additionally, all of his option shares would have been  fully vested if there  were a change of control and after which Mr. Shong would have terminated his employment because of a material reduction in duties or his employment would have been terminated within one year of such change of control other than for cause.  Mr. Shong resigned as our Senior Vice President of Global Sales on June 30, 2010 and we entered into a Confidential Resignation and General Release Agreement with Mr. Shong.

In connection with Mr. Knapp’s resignation from his position as our Chief Financial Officer, in lieu of any severance payment, we entered into a Confidential Resignation and Consulting Agreement and General Release of Claims with Mr. Knapp, dated March 13, 2009.  Under this agreement, Mr. Knapp provided consulting services to us as an independent contractor for up to 30 hours per week.  In exchange, Mr. Knapp received an amount equal to his base salary starting from March 31, 2009 to June 30, 2009, but without receiving any fringe benefits or participating in any benefit plans, other than health insurance.  Mr. Knapp was also responsible for providing, at his own expense and in his own name, disability, liability, workers’ compensation and other business insurance as appropriate or required by law.  In August 2009, Mr. Knapp was subsequently re-hired as a regular employee.

401(k) Defined Contribution Deferred Income Qualified Retirement Plan

We have a tax-qualified employee savings and retirement plan, or 401(k) plan which generally covers our employees.  The plan is intended to qualify under Sections 401(a), 401(k) and 401(m) of the IRC so that contributions, and income earned thereon, are not taxable to employees until withdrawn from the plan.  Under the plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($16,500 in calendar year 2010) and have the amount of the reduction contributed to the plan.  The plan also permits, but does not require, us to make matching contributions and profit-sharing contributions to the plan on behalf of participants.  In addition, eligible employees may elect to contribute an additional amount of their eligible compensation as a catch-up contribution to the 401(k) plan provided that such employees are age 50 or older ($5,500 in calendar year 2010).  As a tax-qualified plan, we generally deduct contributions to the 401(k) plan when made, and such contributions are not taxable to participants until distributed from the plan.  Pursuant to the terms of the plan, participants may direct the trustees to invest their accounts in selected investment options.

Director Compensation

Under our director compensation policy, we reimburse non-employee directors for reasonable expenses in connection with attendance at board and committee meetings.  Director compensation is reviewed and benchmarked against comparable companies by our Compensation Committee.  For fiscal year ending February 28, 2011, each of our nonemployee directors will receive: (i) $5,000 as a quarterly stipend; (ii) $1,000 per meeting of the Board if the director attends in person or $500 per meeting of the Board if the director attends via telephone; (iii) $5,000 annually if the director serves on the Audit Committee; (iv) $2,500 annually for each of the Board committees; and (v) $7,500 annually for being a chair of any of the Board committees.  In addition, each non-employee director has been granted options to purchase up to 110,000 shares of common stock at an exercise price of $4.35 per share.  The options will vest ratably monthly over a thirty-six month period.

The following table sets forth information concerning compensation paid or accrued for services rendered to us by our non-employee directors for the fiscal year ended February 28, 2010.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
George Kynoch(3)	$52,500	-	$15,731	-	-	-	$68,231
Quentin Solt(4)	$78,600	-	$30,294	-	-	-	$108,894

(1)
See the Summary Compensation Table for disclosure related to Ryan M. Petersen and Kerry T. Smith, who are our Chief Executive Officer and Chief Financial Officer, respectively. (Mr. Smith resigned as our Chief Financial Officer, Corporate Secretary and Director on October 6, 2010 and we appointed Arthur F. Knapp, Jr. to serve as interim Chief Financial Officer while we search for a permanent replacement.) Messrs. Petersen and Smith, as employee directors, did not receive any additional compensation for their services as members of our Board.

(2)	Option award values reflect the grant date fair value of awards computed in accordance with stock-based accounting rules (FASB ASC topic 718).

(3)
George Kynoch had a written consulting agreement with OCZ in connection with his position as a director.  The consulting agreement provided for compensation of £40,000 (approximately $60,000) per year for his service as a member of the Board, a member of each of the Compensation and Audit Committees, Chairman of the Board and Chairman of the Audit Committee.  The Board subsequently increased Mr. Kynoch’s compensation to £54,000 (approximately $81,000) per year.  If Mr. Kynoch’s services to OCZ exceeded an aggregate of three days in any single month, then he would have received £1,000 (approximately $1,500) per eight hours of service to the Board.  In connection with his services on the Board, Mr. Kynoch received options to purchase 60,000 shares of our common stock.  Mr. Kynoch resigned from all positions with OCZ in July 2009.

(4)
Quentin Solt had a written consulting agreement with OCZ in connection with his position as a director.  The consulting agreement provided for compensation of £25,000 (approximately $37,500) per year for his service as a member of the Board, a member of each of the Compensation and Audit Committees and Chairman of the Compensation Committee.  The Board subsequently increased Mr. Solt’s compensation to £36,000 (approximately $54,000) per year.  If Mr. Solt’s services to OCZ exceeded an aggregate of three days in any single month, then he would have received £1,000 (approximately $1,500) per eight hours of service to the Board.  In connection with his services on the Board, Mr. Solt received options to purchase 60,000 shares of our common stock.  Mr. Solt resigned from all positions with OCZ in January 2010 resulting in forfeiture of all of his then outstanding vested options because they were not subsequently exercised within the prescribed 90 day period.

Equity Compensation Plan Information

Material Features of the Stock Incentive Plan

In December 2004, our Board adopted and our stockholders approved a stock incentive plan with 1,800,000 shares of common stock authorized for issuance (the “Stock Incentive Plan”).  The shares subject to the Stock Incentive Plan was subsequently increased to 5,232,873.  As of February 28, 2010, we had reserved 5,232,873 shares of common stock for issuance under our Stock Incentive Plan.  The Stock Incentive Plan provides for the grant of options over common stock (which may constitute incentive stock options (an “ISO”) or non-statutory stock options (an “NSO”)) and the award or sale of common stock.  Options granted under the Stock Incentive Plan generally have a 10-year term and vest at the rate of 1/4 of the shares on the first anniversary of the date of grant and 1/48 of the shares monthly thereafter.  Some of the options that have been granted under the Stock Incentive Plan are subject to full acceleration of vesting in the event of a change of control of OCZ.  Please refer to Proposal 2 above for a more detailed description of OCZ’s 2004 Stock Incentive Plan.

The following table summarizes our equity compensation plans as of our fiscal year ended February 28, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	2,779,111	$2.20	1,659,614

Equity compensation plans not approved by security holders	-	-	-
Totals	2,779,111	$2.20	1,659,614

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement.  Based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in OCZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2010.

Compensation Committee

Adam J. Epstein
Richard L. Hunter
Russell J. Knittel

Certain Relationships And Related Transactions

Since January 1, 2007, we have not participated in nor currently plan to participate in any transaction of a material amount in which any founder, officer, director, greater than 5% stockholder or other related person had or will have a direct or indirect material interest except those compensatory arrangements described elsewhere in this report and the following transaction:  Ryan M. Petersen, our President and Chief Executive Officer loaned us $500,000 on August 19, 2009.  One half of the principal of such loan was due on February 19, 2010 and the balance was due and paid on September 1, 2010.  Interest at the rate of 7.5% per annum is payable monthly beginning November 19, 2009.  Even though half of the principal loan amount was due in February, Mr. Petersen waived payment until April 2010, at which time he was paid half of the principal loan amount plus interest accrued through April 2010.  The transaction was reviewed and approved by our Audit Committee.  As a founder and significant equity holder in OCZ, Mr. Petersen is a “promoter” of OCZ as such term is defined under the rules of the SEC.

We have not adopted a written policy or procedure for the review, approval and ratification of related party transactions.  However, our Audit Committee Charter requires the Audit Committee to review and approve any related party transaction to determine if such transaction presents any potential conflict of interest or any other improprieties.  Further, it is our intention to ensure that all transactions between us and any of our officers, directors and principal stockholders and their affiliates are approved by a majority of our Board, including a majority of the disinterested members of our Board, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Security Ownership Of Certain Beneficial Owners And Management

The following table contains information as of September 30, 2010 as to the number of shares of our common stock beneficially owned by (i) each person we know to own beneficially more than 5% of our common stock, (ii) each person who is a director or director nominee, (iii) the executive officers for whom information is included in the Summary Compensation Table and (iv) all persons as a group who are directors and executive officers and as to the percentage of outstanding shares held by these persons on that date.  The numbers set forth below give affect to the 1 for 2.5 reverse stock split that occurred in September 2009.  As of September 30, 2010, 26,674,102 shares of our common stock were issued and outstanding.  Unless otherwise indicated, all persons named as beneficial owners of our common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

Unless otherwise indicated, all persons named below can be reached at OCZ Technology Group, Inc., 6373 San Ignacio Avenue, San Jose, California 95119.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent(3)
Columbus Capital Management LLC(4) One Montgomery Street, Suite 3300, San Francisco, CA 94104	1,850,000	6.94%
Columbus Capital Partners LP(5) c/o Columbus Capital Management LLC, One Montgomery Street, Suite 3300, San Francisco, CA 94104	1,631,000	6.12%
Empire Capital Management LLC(6) 1 Gorham Island, Westport, CT 06880	1,500,000	5.52%
CIM Investment Management Limited(7) British Columbia House 1 Regent Street London SW1Y 4NS United Kingdom	1,355,000	5.08%
Arthur Armagast(8)	4,068,800	15.25%
Ryan M. Petersen(9)	4,996,348	18.73%
Kerry T. Smith(10)	207,015	*%
Alex Mei(11)	320,000	1.19%
Arthur F. Knapp, Jr.	447,117	1.67%
Richard Singh(12)	126,500	*%
Adam J. Epstein(13)	207,612	*%
Richard L. Hunter(14)	132,614	*%
Russell J. Knittel(15)	132,614	*%

Directors and executive officers as a group (8 persons)(16)	6,569,820	23.79%

*	Represents less than 1% of the issued and outstanding shares of our common stock as of September 30, 2010.

(1)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)
Under the rules of the SEC, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of their options.  Except as otherwise noted, options granted under our Stock Incentive Plan are immediately exercisable, subject to our right to repurchase unvested shares upon termination of employment or other service at a price equal to the option exercise price.

(3)
Calculated on the basis of 26,674,102 shares of common stock outstanding as of September 30, 2010, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after the date of this filing are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.

(4)
Columbus Capital Management, LLC (“CCM”) is the general partner of Columbus Capital Partners, L.P. (“CCP”) and Matthew D. Ockner is the managing member of CCM.  Mr. Ockner exercises sole voting and dispositive power over the shares.  CCM, CCP and Mr. Ockner each disclaim beneficial ownership with respect to these shares, as set forth in Schedule 13G filed with the SEC on August 12, 2010.

(5)
Includes immediately exercisable warrants to purchase 440,000 shares of our common stock.  Columbus Capital Management, LLC (“CCM”) is the general partner of Columbus Capital Partners, L.P. (“CCP”) and Matthew D. Ockner is the managing member of CCM.  Mr. Ockner exercises sole voting and dispositive power over the shares.  CCM, CCP and Mr. Ockner each disclaim beneficial ownership with respect to these shares, as set forth in Schedule 13G filed with the SEC on August 12, 2010.

(6)
Includes immediately exercisable warrants to purchase 500,000 shares of our common stock.  Empire GP, LLC (“Empire GP”), the general partner of Empire Capital Management LLC (“Empire Capital”), has the power to direct the affairs of Empire Capital, including decisions respecting the disposition of the proceeds from the sale of the Common Stock.  Messrs. Scott A. Fine and Peter J. Richards are the Members of Empire GP and Empire Management, and in their capacities direct the operations of Empire GP and Empire Management.  Empire Management, Empire GP, Scott A. Fine and Peter J. Richards have shares voting and dispositive power with respect to these shares.  Empire Management, Empire GP, Scott A. Fine and Peter J. Richards each disclaim beneficial ownership with respect to these shares, as set forth in Schedule 13G filed with the SEC on May 19, 2010.

(7)	CIM Investment Management Limited has sole voting and dispositive power with respect to these shares, as set forth in Schedule 13G filed with the SEC on April 7, 2010.

(8)
Includes 2,400,000 shares held by Pearl Investments LLC.  Mr. Armagast has sole voting and dispositive power with respect to these shares.  Also includes 1,468,800 shares held by The Arthur P. Armagast Trust and 200,000 shares held by The Christine Armagast Trust and of which Mr. Armagast disclaims any interest.  Mr. Armagast is the trustee of both trusts.

(9)	All of the shares are held by the Petersen Family Trust. Mr. Petersen, as trustee of this trust, has voting and dispositive power over these securities.

(10)
Mr. Smith is entitled to purchase 200,000 shares of our common stock, in addition to the 7,015 which he currently owns.  Mr. Smith resigned as our Chief Financial Officer, Corporate Secretary and Director on October 6, 2010 and we appointed Arthur F. Knapp, Jr. to serve as interim Chief Financial Officer while we search for a permanent replacement.

(11)	Includes 320,000 shares subject to immediately exercisable options, of which 256,750 shares will be vested within 60 days of September 30, 2010.

(12)	Includes 100,000 shares subject to immediately exercisable options, of which none will be vested within 60 days of September 30, 2010.

(13)
Includes (i) immediately exercisable warrants to purchase 16,666 shares of our common stock, (ii) 110,000 shares subject to immediately exercisable options, of which 24,444 shares will be vested within 60 days of September 30, 2010 and (iii) 22,614 shares subject to immediately exercisable options, of which 3,141 shares will be vested within 60 days of September 30, 2010.

(14)
Includes (i) 110,000 shares subject to immediately exercisable options, of which 24,444 shares will be vested within 60 days of September 30, 2010 and (ii) 22,614 shares subject to immediately exercisable options, of which 3,141 shares will be vested within 60 days of September 30, 2010.

(15)	Includes 132,614 shares subject to immediately exercisable options, of which 18,419 shares will be vested within 60 days of September 30, 2010.

(16)
See notes 9 through 15.  Includes 834,508 shares subject to options and warrants that are currently exercisable or will become exercisable within 60 days of September 30, 2010 that are beneficially owned by executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC.  These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in the fiscal year ended February 28, 2010.

Stockholder Proposals To Be Presented
At Next Annual Meeting

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules.  For a stockholder proposal to be included in our proxy materials for the 2011 annual meeting, the proposal (in addition to compliance with applicable SEC rules) must be received at our principal executive offices, addressed to the Corporate Secretary, not later than June 10, 2011.  Stockholder business, including nominations or proposals, not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given).

Transaction Of Other Business

At the date of this Proxy Statement, the board of directors knows of no other business that will be conducted at the 2010 annual meeting other than as described in this Proxy Statement.  If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Stockholders Sharing The Same Last Name And Address

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding OCZ stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.”  Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy statement and annual report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies.  This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources.  Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report or proxy statement mailed to you, please submit a request to our Corporate Secretary, or call our Investor Relations department at (212) 825-3210, and we will promptly send you what you have requested.  You can also contact our Investor Relations department at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By order of the Board of Directors

Arthur F. Knapp, Jr.
Corporate Secretary

October 15, 2010

Exhibit A

Ocz Technology Group, Inc.

2004 Stock Incentive Plan

Adopted by the Board on December 21, 2004

Approved by the Stockholders on December 21, 2004

As amended April 28, 2006

As amended April 18, 2007

As amended March 25, 2009

As amended October 5, 2010 (subject to stockholder approval)

Table Of Contents

SECTION 7.	STOCK OPTIONS	4
7.1	Stock Option Agreement	4
7.2	Number of Shares; Kind of Option	4
7.3	Exercise Price	4
7.4	Term	4
7.5	Exercisability	4
7.6	Repurchase Rights and Transfer Restrictions	4
7.7	Transferability of Options	4
7.8	Exercise of Options on Termination of Service	5
7.9	No Rights as a Stockholder	5
7.10	Modification, Extension and Renewal of Options	5

SECTION 8.	PAYMENT FOR SHARES	5
8.1	General	5
8.2	Surrender of Stock	5
8.3	Services Rendered	5
8.4	Promissory Notes	5
8.5	Exercise/Sale	5
8.6	Exercise/Pledge	5
8.7	Other Forms of Payment	5

SECTION 9.	ADJUSTMENT OF SHARES	6
9.1	General	6
9.2	Dissolution or Liquidation	6
9.3	Mergers and Consolidations	6
9.4	Reservation of Rights	6

SECTION 10.	REPURCHASE RIGHTS	6
10.1	Company’s Right To Repurchase Shares	6

SECTION 11.	WITHHOLDING TAXES	7
11.1	General	7
11.2	Share Withholding	7
11.3	Cashless Exercise/Pledge	7
11.4	Other Forms of Payment	7

SECTION 12.	SECURITIES LAW REQUIREMENTS	7
12.1	General	7
12.2	Voting and Dividend Rights	7
12.3	Financial Reports	7

SECTION 13.	NO RETENTION RIGHTS	7

SECTION 14.	DURATION AND AMENDMENTS	7
14.1	Term of the Plan	7
14.2	Right to Amend or Terminate the Plan	8
14.3	Effect of Amendment or Termination	8

SECTION 15.	EXECUTION	9

Ocz Technology Group, Inc.

2004 Stock Incentive Plan

Section 1.             Purpose.

     The Plan was adopted by the Board of Directors effective December 21, 2004. The purpose of the Plan is to offer selected service providers the opportunity to acquire equity in the Company through awards of Options (which may constitute incentive stock options or nonstatutory stock options) and the award or sale of Shares.

     The award of Options and the award or sale of Shares under the Plan is intended to be exempt from the securities qualification requirements of the California Corporations Code by satisfying the exemption under section 25102(o) of the California Corporations Code. However, awards of Options and the award or sale of Shares may be made in reliance upon other state securities law exemptions. To the extent that such other exemptions are relied upon, the terms of this Plan which are included only to comply with section 25102(o) shall be disregarded to the extent provided in the Stock Option Agreement or Restricted Share Agreement.

Section 2.             Definitions.

2.1	“Board” shall mean the Board of Directors of the Company, as constituted from time to time.

2.2	“Change in Control” shall mean the occurrence of any of the following events:

(a)
The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

(b)
The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the stockholders of the Company approve a plan of complete liquidation of the Company; or

(c)
Any “person” (as defined below) who, by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.

For purposes of Section 2.2(c), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Notwithstanding the foregoing, the term “Change in Control” shall not include a transaction the sole purpose of which is (a) to change the state of the Company’s incorporation, (b) to form a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or (c) to make an initial public offering of the Company’s Stock.

2.3	“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4	“Committee” shall mean the committee designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.

2.5	“Company” shall mean OCZ Technology Group, Inc., a Delaware corporation.

2.6	“Consultant” shall mean a consultant or advisor who is not an Employee or Outside Director and who performs bona fide services for the Company, a Parent or Subsidiary.

1

2.7	“Disability” shall mean a condition that renders an individual unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment.

2.8
“Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary and who is an “employee” within the meaning of section 3401(c) of the Code and regulations issued thereunder.

2.9	“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended.

2.10	“Exercise Price” shall mean the amount for which one Share may be purchased upon the exercise of an Option, as specified in a Stock Option Agreement.

2.11	“Fair Market Value” means, with respect to a Share, the market price of one Share of Stock, determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.

2.12	“ISO” shall mean an incentive stock option described in section 422(b) of the Code.

2.13	“NSO” shall mean a stock option that is not an ISO.

2.14	“Option” shall mean an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

2.15	“Optionee” shall mean an individual or estate that holds an Option.

2.16	“Outside Director” shall mean a member of the Board of the Company, a Parent or a Subsidiary who is not an Employee.

2.17
“Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

2.18	“Plan” shall mean the OCZ Technology Group, Inc. 2004 Stock Incentive Plan.

2.19	“Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option).

2.20	“Purchaser” shall mean a person to whom the Board has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

2.21
“Restricted Share Agreement” shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

2.22	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.23
“Service” shall mean service as an Employee, a Consultant or an Outside Director. Service shall be deemed to continue during a bona fide leave of absence approved by the Company in writing if and to the extent that continued crediting of Service for purposes of the Plan is expressly required by the terms of such leave or by applicable law, as determined by the Company. However, for purposes of determining whether an Option is entitled to ISO status, and to the extent required under the Code, an Employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract or such Employee immediately returns to active work.

2.24	“Share” shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

2.25	“Stock” shall mean the common stock of the Company.

2.26	“Stock Option Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

2.27
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

2

2.28
“Ten-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership for purposes of this Section 2.28, the attribution rules of section 424(d) of the Code shall be applied.

Section 3.             Administration.

3.1
General Rule The Plan shall be administered by the Board. However, the Board may delegate any or all administrative functions under the Plan otherwise exercisable by the Board to one or more Committees. Each Committee shall consist of one or more members of the Board who have been appointed by the Board. Each Committee shall have the authority and be responsible for such functions as the Board has assigned to it. If a Committee has been appointed, any reference to the Board in the Plan shall be construed as a reference to the Committee to whom the Board has assigned a particular function.

3.2
Board Authority and Responsibility. Subject to the provisions of the Plan, the Board shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and any other actions of the Board with respect to the Plan shall be final and binding on all persons deriving rights under the Plan.

Section 4.             Eligibility.

4.1	General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of NSOs or the award or sale of Shares.

Section 5.             Stock Subject To Plan.

5.1
Share Limit. Subject to Sections 5.2 and 9, the aggregate number of Shares which may be issued under the Plan shall not exceed 7,732,873 Shares. The number of Shares which are subject to Options or other rights outstanding at any time shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

5.2
Additional Shares. In the event that any outstanding Option or other right expires or is canceled for any reason, the Shares allocable to the unexercised portion of such Option or other right shall remain available for issuance pursuant to the Plan. If a Share previously issued under the Plan is reacquired by the Company pursuant to a forfeiture provision, right of repurchase or right of first refusal, then such Share shall again become available for issuance under the Plan.

Section 6.             Restricted Shares.

6.1
Restricted Share Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Restricted Share Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Restricted Share Agreement, that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

6.2
Duration of Offers and Nontransferability of Purchase Rights. Any right to acquire Shares (other than an Option) shall automatically expire if not exercised by the Purchaser within thirty (30) days after the Company communicates the grant of such right to the Purchaser. Such right shall be nontransferable and shall be exercisable only by the Purchaser to whom the right was granted.

6.3
Purchase Price. The Purchase Price of Shares offered under the Plan shall not be less than eighty-five percent (85%) of the Fair Market Value of such Shares; provided, however, if the Purchaser is a Ten-Percent Stockholder, the Purchase Price shall not be less than one hundred percent (100%) of the Fair Market Value of such Shares. Subject to the foregoing in this Section 6.3, the Board shall determine the amount of the Purchase Price in its sole discretion. The Purchase Price shall be payable in a form described in Section 8.

3

6.4
Repurchase Rights and Transfer Restrictions. Each award or sale of Shares shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine, subject to the requirements of Section 10. Such restrictions shall be set forth in the applicable Restricted Share Agreement and shall apply in addition to any restrictions otherwise applicable to holders of Shares generally.

Section 7.             Stock Options.

7.1
Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Stock Option Agreement, which are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

7.2
Number of Shares; Kind of Option. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is intended to be an ISO or an NSO.

7.3
Exercise Price. Each Stock Option Agreement shall set forth the Exercise Price, which shall be payable in a form described in Section 8. Subject to the following requirements, the Exercise Price under any Option shall be determined by the Board in its sole discretion:

(a)
Minimum Exercise Price for ISOs. The Exercise Price per Share of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the Exercise Price per Share of an ISO granted to a Ten-Percent Stockholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant.

(b)
Minimum Exercise Price for NSOs. The Exercise Price per Share of an NSO shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on the date of grant; provided, however, that the Exercise Price per Share of an NSO granted to a Ten-Percent Stockholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant.

7.4
Term. Each Stock Option Agreement shall specify the term of the Option. The term of an Option shall in no event exceed ten (10) years from the date of grant. The term of an ISO granted to a Ten-Percent Stockholder shall not exceed five (5) years from the date of grant. Subject to the foregoing, the Board in its sole discretion shall determine when an Option shall expire.

7.5
Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable; provided, however, that no Option shall be exercisable unless the Optionee has delivered to the Company an executed copy of the Stock Option Agreement. Subject to the following restrictions, the Board in its sole discretion shall determine when all or any installment of an Option is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control or other events:

(a)
Options Granted to Employees. An Option granted to an Optionee who is not a Consultant or an officer or director of the Company, a Parent or a Subsidiary shall be exercisable at the minimum rate of twenty percent (20%) per year for each of the first five (5) years starting from the date of grant, subject to reasonable conditions such as continued Service.

(b)
Options Granted to Outside Directors, Consultants or Officers. An Option granted to an Optionee who is a Consultant or an officer or director of the Company, a Parent or a Subsidiary shall be exercisable at any time or during any period established by the Board, subject to reasonable conditions such as continued Service.

(c)
Early Exercise. A Stock Option Agreement may permit the Optionee to exercise the Option as to Shares that are subject to a right of repurchase by the Company in accordance with the requirements of Section 10.1.

7.6
Repurchase Rights and Transfer Restrictions. Shares purchased on exercise of Options shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine, subject to the requirements of Section 10. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions otherwise applicable to holders of Shares generally.

7.7
Transferability of Options. During an Optionee’s lifetime, his or her Options shall be exercisable only by the Optionee or by the Optionee’s guardian or legal representatives, and shall not be transferable other than by beneficiary designation, will or the laws of descent and distribution. Notwithstanding the foregoing, however, to the extent that a Stock Option Agreement so provides, an NSO may be transferred by the Optionee to one or more family members or a trust established for the benefit of the Optionee and/or one or more family members to the extent permitted by section 260.140.41(d) of Title 10 of the California Code of Regulations and Rule 701 of the Securities Act.

4

7.8
Exercise of Options on Termination of Service. Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service. Each Stock Option Agreement shall provide the Optionee with the right to exercise the Option following the Optionee’s termination of Service during the Option term, to the extent the Option was exercisable for vested Shares upon termination of Service, for at least thirty (30) days if termination of Service is due to any reason other than cause, death or Disability, and for at least six (6) months after termination of Service if due to death or Disability (but in no event later than the expiration of the Option term). If the Optionee’s Service is terminated for cause, the Stock Option Agreement may provide that the Optionee’s right to exercise the Option terminates immediately on the effective date of the Optionee’s termination. To the extent the Option was not exercisable for vested Shares upon termination of Service, the Option shall terminate when the Optionee’s Service terminates. Subject to the foregoing, such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

7.9
No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of the Option. No adjustments shall be made, except as provided in Section 9.

7.10
Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Board may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase the Optionee’s obligations under such Option.

Section 8.             Payment For Shares.

8.1	General. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash, cash equivalents or one of the other forms provided in this Section 8.

8.2
Surrender of Stock. To the extent permitted by the Board in its sole discretion, payment may be made in whole or in part by surrendering, or attesting to ownership of, Shares which have already been owned by the Optionee; provided, however, that payment may not be made in such form if such action would cause the Company to recognize any (or additional) compensation expense with respect to the Option for financial reporting purposes. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of Option exercise.

8.3	Services Rendered. As determined by the Board in its discretion, Shares may be awarded under the Plan in consideration of past services rendered to the Company, a Parent or Subsidiary.

8.4
Promissory Notes. To the extent permitted by the Board in its sole discretion, payment may be made in whole or in part with a full-recourse promissory note executed by the Optionee or Purchaser. However, the par value of the Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents. The interest rate payable under the promissory note shall not be less than the minimum rate required to avoid the imputation of income for U.S. federal income tax purposes. Shares shall be pledged as security for payment of the principal amount of the promissory note, and interest thereon; provided that if the Optionee or Purchaser is a Consultant, such note must be collateralized with such additional security to the extent required by applicable laws. In no event shall the stock certificate(s) representing such Shares be released to the Optionee or Purchaser until such note is paid in full. Subject to the foregoing, the Board shall determine the term, interest rate and other provisions of the note.

8.5
Exercise/Sale. To the extent permitted by the Board in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

8.6
Exercise/Pledge. To the extent permitted by the Board in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker or lender approved by the Company to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

8.7	Other Forms of Payment. To the extent permitted by the Board in its sole discretion, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

5

Section 9.             Adjustment Of Shares.

9.1
General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification, a stock split or a similar occurrence, the Board shall make appropriate adjustments to one or more of the following: (i) the number of Shares available for future awards under Section 5; (ii) the number of Shares covered by each outstanding Option; (iii) the Exercise Price under each outstanding Option; or (iv) the price of Shares subject to the Company’s right of repurchase.

9.2	Dissolution or Liquidation. To the extent not previously exercised or settled, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3
Mergers and Consolidations. In the event that the Company is a party to a merger or other consolidation, or in the event of a transaction providing for the sale of all or substantially all of the Company’s stock or assets, outstanding Options shall be subject to the agreement of merger, consolidation or sale. Such agreement may provide for one or more of the following: (i) the continuation of the outstanding Options by the Company, if the Company is a surviving corporation; (ii) the assumption of the Plan and outstanding Options by the surviving corporation or its parent; (iii) the substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options; (iv) immediate exercisability of such outstanding Options followed by the cancellation of such Options; or (v) settlement of the full value of the outstanding Options (whether or not then exercisable) in cash or cash equivalents followed by the cancellation of such Options; in each case without the Optionee’s consent.

9.4
Reservation of Rights. Except as provided in this Section 9, an Optionee or offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

Section 10.           Repurchase Rights.

10.1
Company’s Right To Repurchase Shares. The Company shall have the right to repurchase Shares that have been acquired through an award or sale of Shares or exercise of an Option upon termination of the Purchaser’s or Optionee’s Service if provided in the applicable Restricted Share Agreement or Stock Option Agreement. Subject to the following restrictions, the Board in its sole discretion shall determine when the right to repurchase shall lapse as to all or any portion of the Shares, and may, in its discretion, provide for accelerated vesting in the event of a Change in Control or other events. The following restrictions shall apply in the case of a Purchaser or Optionee who is not a Consultant or an officer or director of the Company, a Parent or Subsidiary:

(a)
Repurchase Price. If the Company retains a right to repurchase the Shares at not less than the Fair Market Value of the Shares on the date that the Purchaser’s Service terminates, then such repurchase right shall terminate when the Company’s Stock becomes publicly traded. If the Company retains a right to repurchase the Shares at the original Purchase Price or Exercise Price, then such repurchase right shall lapse at the minimum rate of twenty percent (20%) per year over the five (5) year period starting on the date of the award or sale of Shares or grant of the Option.

(b)
Exercise of Repurchase Right. The Company’s right of repurchase under this Section 10.1 may be exercised only within ninety (90) days of the date on which the Purchaser’s or Optionee’s Service terminates or, if the Optionee acquired the Shares upon exercise of an Option after the date of termination, within ninety (90) days from the date of exercise.

(c)	Payment of Repurchase Price. The Company shall pay the repurchase price in cash, cash equivalents or for cancellation of indebtedness incurred in purchasing the Shares.

6

Section 11.           Withholding Taxes.

11.1
General. An Optionee or Purchaser or his or her successor shall pay, or make arrangements satisfactory to the Board for the satisfaction of, any federal, state, local or foreign withholding tax obligations that may arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

11.2
Share Withholding. The Board may permit an Optionee or Purchaser to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired; provided, however, that in no event may an Optionee or Purchaser surrender Shares in excess of the legally required withholding amount. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority.

11.3
Cashless Exercise/Pledge. The Board may provide that if Company Shares are publicly traded at the time of exercise, arrangements may be made to meet the Optionee’s or Purchaser’s withholding obligation by cashless exercise or pledge.

11.4	Other Forms of Payment. The Board may permit such other means of tax withholding as it deems appropriate.

Section 12.           Securities Law Requirements.

12.1
General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be listed.

12.2
Voting and Dividend Rights. The holders of Shares acquired under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Share Agreement, however, may require that the holders of Shares invest any cash dividends received in additional Shares. Such additional Shares shall be subject to the same conditions and restrictions as the award with respect to which the dividends were paid.

12.3
Financial Reports. At least annually, the Company shall furnish its financial statements, including a balance sheet regarding the Company’s financial condition and results of operations, to Optionees, Purchasers and stockholders who have received Shares under the Plan, unless such persons are key employees whose duties at the Company assure them access to equivalent information. Financial statements need not be audited.

Section 13.           No Retention Rights.

No provision of the Plan, or any right or Option granted under the Plan, shall be construed to give any Optionee or Purchaser any right to become an Employee, to be treated as an Employee, or to continue in Service for any period of time, or restrict in any way the rights of the Company (or Parent or subsidiary to whom the Optionee or Purchaser provides Service), which rights are expressly reserved, to terminate the Service of such person at any time and for any reason, with or without cause, without thereby incurring any liability to him or her.

Section 14.           Duration And Amendments.

14.1
Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company’s stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any grants, exercises or sales that have already occurred under the Plan shall be rescinded, and no additional grants, exercises or sales shall be made under the Plan after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board. The Plan may be terminated on any earlier date pursuant to Section 14.2 below.

7

14.2
Right to Amend or Terminate the Plan. The Board may amend, suspend, or terminate the Plan at any time and for any reason. An amendment of the Plan shall not be subject to the approval of the Company’s stockholders unless it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 9) or (ii) materially changes the class of persons who are eligible for the grant of Options or the award or sale of Shares. At least two-thirds (2/3) of the Company’s Shares entitled to vote must affirmatively approve an increase in the number of Shares available for issuance if the total number of Shares that may be issued upon the exercise of all outstanding Options and the total number of Shares provided under any stock bonus or similar plan of the Company exceed thirty percent (30%) of all outstanding Shares of the Company.

14.3
Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not adversely affect any Shares previously issued or any Option previously granted under the Plan without the holder’s consent.

[Remainder Of Page Intentionally Left Blank]

8

Section 15.           Execution.

To record the adoption of the Plan by the Board on October 5, 2010, effective on such date, the Company has caused its authorized officer to execute the same.

OCZ Technology Group, Inc.

By	/s/ Ryan M. Petersen
Its Chief Executive Officer

9

OCZ Technology

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A **Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and FOR Proposal 3.**

1. Election of Directors:

	For	Withhold		For	Withhold
01 - Ryan M. Petersen	☐	☐	02 - Adam J. Epstein	☐	☐

4. To transact any other business as may properly come before the meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

B **Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 0 2 0 4 7 2

01BHYF

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

OCZ Technology

Proxy — OCZ Technology Group, Inc.

Notice of 2010 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — November 15, 2010

Arthur Knapp and Ryan Petersen, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of OCZ Technology Group, Inc. to be held at 6373 San Ignacio Avenue, San Jose, CA 95119 on November 15, 2010 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1, FOR Item 2 and FOR Item 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

OCZ Technology

000004

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 a.m., Eastern Time, on November 14, 2010.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/OCZ**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and FOR Proposal 3.

1. Election of Directors:

Nominee	For	Withhold
01 - Ryan M. Petersen	☐	☐
02 - Adam J. Epstein	☐	☐

4. To transact any other business as may properly come before the meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

2 2 D V 1 0 2 0 4 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01BHXF

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — OCZ Technology Group, Inc.

Notice of 2010 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — November 15, 2010

Arthur Knapp and Ryan Petersen, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of OCZ Technology Group, Inc. to be held at 6373 San Ignacio Avenue, San Jose, CA 95119 on November 15, 2010 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1, FOR Item 2 and FOR Item 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)